AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into this 24th day of March, 1998, by and among HUNTCO INC., a Missouri corporation ("Borrower"), HUNTCO NEVADA, INC., a Nevada corporation which is a wholly-owned subsidiary of Borrower ("Huntco Nevada"), HUNTCO STEEL, INC., a Delaware corporation which is a wholly-owned subsidiary of Huntco Nevada ("Huntco Steel"), MIDWEST PRODUCTS, INC., a Missouri corporation which is a wholly-owned subsidiary of Huntco Nevada ("Midwest Products"), HSI AVIATION, INC., a Missouri corporation which is a wholly-owned subsidiary of Huntco Steel ("HSI Aviation") (Huntco Nevada, Huntco Steel, Midwest Products and HSI Aviation are sometimes hereinafter individually referred to as a "Guarantor" and collectively referred to as the "Guarantors"), and the Banks party hereto (collectively, the "Banks"), including Mercantile Bank National Association in its capacity as a Bank and as agent for the Banks under this Agreement and Harris Trust and Savings Bank and The First National Bank of Chicago in their capacities as Banks and as co-agents under this Agreement.

                                 WITNESSETH:

     WHEREAS, Borrower, the Guarantors, Mercantile Bank National Association, Harris Trust and Savings Bank, NBD Bank, Bank of America Illinois, SunTrust Bank, Atlanta and Mercantile Bank National Association, as agent for the Banks (in such capacity, the "Agent"), have heretofore entered into that certain Revolving Credit Agreement dated December 17, 1996, as amended by that certain First Amendment to Revolving Credit Agreement dated effective as of April 30, 1997 (as so amended, the "Original Revolving Credit Agreement"); and

     WHEREAS, Bank of America NT&SA is the successor to Bank of America Illinois; and

     WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of March 13, 1998, by and between NBD Bank and The First National Bank of Chicago, NBD Bank assigned to The First National Bank of Chicago all of the rights and obligations of NBD Bank under the Original Revolving Credit Agreement, including, without limitation, all of the rights and obligations of NBD Bank under the Original Revolving Credit Agreement in respect of its Commitment, its Revolving Credit Loans, its Pro Rata Share of the undrawn face amount of each of the Letter(s) of Credit and its Pro Rata Share of each of the Letter of Credit Loans, and The First National Bank of Chicago accepted the assignment of such rights and assumed the corresponding obligations from NBD Bank; and

     WHEREAS, Borrower and the Guarantors desire to amend and restate the Original Revolving Credit Agreement in the manner hereinafter set forth and the Banks and the Agent are willing to agree thereto on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Guarantors, the Banks and the Agent hereby amend and restate the Original Revolving Credit Agreement so that as so amended and restated it reads in its entirety as follows:

     "WHEREAS, Borrower has applied for a revolving credit facility from the Banks consisting of revolving credit loans and letters of credit in an aggregate amount of up to $80,000,000.00; and

     WHEREAS, in order to induce the Banks to extend said revolving credit facility to Borrower, each of the Guarantors has agreed to guaranty the payment and performance to the Banks of the "Borrower's Obligations" (as hereinafter defined); and

     WHEREAS, the Banks are willing to extend said revolving credit facility to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Guarantors, the Banks and the Agent hereby mutually promise and agree as follows:

SECTION 1.  DEFINITIONS.

     1.01 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Acceptable Acquisition shall mean any Acquisition which has been (a) in the event a corporation is the subject of such Acquisition, either (i) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (ii) recommended by such Board of Directors to the shareholders of such corporation, (b) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (c) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (d) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction.

     Account Debtor shall mean any Person who is and/or may become obligated to Borrower or a Guarantor under or on account of any of the Accounts.

     Accounts shall mean all trade accounts receivable of Borrower and each of the Guarantors which have been invoiced by Borrower or the applicable Guarantor, as the case may be.

     Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.

     Adjusted Prime Rate shall mean the Prime Rate plus the Applicable Margin. The Adjusted Prime Rate shall be adjusted automatically on and as of the effective date of any change in the Prime Rate or the Applicable Margin.

     Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Borrower or any Subsidiary, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Five Percent (5%) or more of any class of capital stock of Borrower or any Subsidiary, (c) which has Five Percent (5%) or more of any class of its capital stock (or, in the case of a Person which is not a corporation, Five Percent (5%) or more of its equity interest) beneficially owned or held, directly or indirectly, by Borrower or any Subsidiary or (d) who is a director, officer or employee of Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     Agent shall mean Mercantile Bank National Association in its capacity as agent for the Banks hereunder and its successors in such capacity.

     Applicable Commitment Fee Rate shall mean: (a) during the period commencing December 17, 1996, and ending March 31, 1997, One-Eighth of One Percent (.125%) per annum; (b) during the period commencing April 1, 1997, and ending April 30, 1997, Three-Sixteenths of One Percent (.1875%) per annum; (c) during the period commencing May 1, 1997, and ending March 23, 1998, (i) One-Sixteenth of One Percent (.0625%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (ii) One-Eighth of One Percent (.125%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (iii) Three-Sixteenths of One Percent (.1875%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (iv) Five-Sixteenths of One Percent (.3125%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (d) from and after March 24, 1998, (i) Three-Sixteenths of One Percent (.1875%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (ii) One-Quarter of One Percent (.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a) and (iii) Three-Eighths of One Percent (.375%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a). The determination of the Applicable Commitment Fee Rate as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), and shall be effective for purposes of determining the Applicable Commitment Fee Rate from and after the first day of the first month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of Borrower ended December 31, 1997, will be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for fiscal quarter ended December 31, 1997 (which are required to be delivered to the Agent and the Banks on or before April 10,
1998), and will be used in determining the Applicable Commitment Fee Rate from and after May 1, 1998. Notwithstanding the foregoing, in no event shall any provision contained in this definition be construed as permitting Borrower to any time have a Consolidated Debt to Consolidated EBITDA Ratio greater than the maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by
Section 6.01(q)(ii) of this Agreement at such time.

     Applicable Margin shall mean:

     (a) with respect to Prime Loans: (i) during the period commencing December 17, 1996, and ending March 31, 1997, Zero Percent (0.00%) per annum;
(ii) during the period commencing April 1, 1997, and ending April 30, 1997, One-Eighth of One Percent (.125%) per annum; (iii) during the period commencing May 1, 1997, and ending March 23, 1998, (A) a negative One-Eighth of One Percent (-.125%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (B) Zero Percent (0.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (C) One-Quarter of One Percent (.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (D) Three-Quarters of One Percent (.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (E) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a); and (iv) from and after March 24, 1998, (A) Zero Percent (0.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a), (B) One-Half of One Percent (.50%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (C) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (D) One and One-Quarter Percent (1.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a); and

     (b) with respect to LIBOR Loans: (i) during the period commencing December 17, 1996, and ending March 31, 1997, Three-Quarters of One Percent (.75%) per annum; (ii) during the period commencing April 1, 1997, and ending April 30, 1997, Seven-Eighths of One Percent (.875%) per annum; (iii) during the period commencing May 1, 1997, and ending March 23, 1998, (A) Five-Eighths of One Percent (.625%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (B) Three-Quarters of One Percent (.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (C) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (D) One and One-Half Percent (1.50%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (E) One and Three-Quarters Percent (1.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a); and (iv) from and after March 24, 1998, (A) Three-Quarters of One Percent (.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (B) One and One-Quarter Percent (1.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (C) One and Three-Quarters Percent (1.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to
Section 6.01(a) and (D) Two and One-Quarter Percent (2.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a).

     The determination of the Applicable Margin as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), and shall be effective for purposes of determining the Applicable Margin from and after the first day of the first month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of Borrower ended December 31, 1997, will be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for the fiscal quarter ended December 31, 1997 (which are required to be delivered to the Agent and the Banks on or before April 10, 1998), and will be used in determining the Applicable Margin from and after May 1, 1998. Notwithstanding the foregoing, in no event shall any provision contained in this definition be construed as permitting Borrower to any time have a Consolidated Debt to Consolidated EBITDA Ratio greater than the maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by Section 6.01(q)(ii) of this Agreement at such time.

     Applicable Standby Letter of Credit Commitment Fee Rate shall mean: (a) during the period commencing December 17, 1996, and ending March 31, 1997, One Percent (1.00%) per annum; (b) during the period commencing April 1, 1997, and ending April 30, 1997, One and One-Eighth Percent (1.125%) per annum; (c) during the period commencing May 1, 1997, and ending March 23, 1998, (i) Seven-Eighths of One Percent (.875%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (ii) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (iii) One and One-Quarter Percent (1.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (iv) One and Three-Quarters Percent (1.75%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (v) Two Percent (2.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a); and (d) from and after March 24, 1998, (i) One Percent (1.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was less than 3.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (ii) One and One-Quarter Percent (1.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
3.5 to 1.0 but less than 4.0 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), (iii) Two Percent (2.00%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than
4.0 to 1.0 but less than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a) and (iv) Two and One-Quarter Percent (2.25%) per annum if the Consolidated Debt to Consolidated EBITDA Ratio was equal to or greater than 4.5 to 1.0 as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a). The determination of the Applicable Standby Letter of Credit Commitment Fee Rate as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Agent and the Banks pursuant to Section 6.01(a), and shall be effective for purposes of determining the Applicable Standby Letter of Credit Commitment Fee Rate from and after the first day of the first month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of Borrower ended December 31, 1997, will be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for fiscal quarter ended December 31, 1997 (which are required to be delivered to the Agent and the Banks on or before April 10,
1998), and will be used in determining the Applicable Standby Letter of Credit Commitment Fee Rate from and after May 1, 1998. Notwithstanding the foregoing, in no event shall any provision contained in this definition be construed as permitting Borrower to any time have a Consolidated Debt to Consolidated EBITDA Ratio greater than the maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by Section 6.01(q)(ii) of this Agreement at such time.

     Attorneys' Fees shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by the Agent or any of the Banks (including, without limitation, attorneys and paralegals who are employees of the Agent or any of the Banks or are employees of any affiliate of the Agent or any of the Banks) from time to time (a) in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents, (b) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement or any of the other Transaction Documents, (c) in connection with any Default or Event of Default under this Agreement or any default or event of default under any of the other Transaction Documents, (d) to represent the Agent or any of the Banks in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Agent, any of the Banks, Borrower, any other Obligor or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement or any of the other Transaction Documents, Borrower, any other Obligor, any Subsidiary or any Collateral, (e) to protect, collect, lease, sell, take possession of or liquidate any Collateral, (f) to, if an Event of Default under this Agreement has occurred and is continuing, attempt to enforce any security interest in or other Lien upon any Collateral or to give any advice with respect to such enforcement and/or (g) to, if an Event of Default under this Agreement has occurred and is continuing, enforce any of the rights or remedies of the Agent or any of the Banks to collect any of the Borrower's Obligations and/or any obligations of any of the Guarantors under Section 9 of this Agreement.

     Bank(s) shall mean each bank listed on the signature pages hereof, and its successors and assigns.

     Borrower Security Agreement shall mean that certain Security Agreement dated March 24, 1998, and executed by Borrower in favor of the Collateral Agent for the equal and ratable benefit of the Creditors, as the same may from time to time be amended, modified, extended or renewed.

     Borrower's Obligations shall mean any and all present and future indebtedness (principal, interest, fees, collection costs and expenses, Attorneys' Fees and other amounts), liabilities, obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by Mercantile for the account of Borrower) and indemnities of Borrower to the Agent and/or any one or more of the Banks evidenced by or arising under this Agreement, the Notes, the Letter of Credit Applications and/or any of the other Transaction Documents.

     Borrowing Base shall mean, as of the date of any determination thereof, the sum of:

          (a) Eighty Percent (80%) of the face amount of all then existing Eligible Accounts of Borrower; plus

          (b) Sixty-Five Percent (65%) of the Eligible Inventory of Borrower, valued at the lower of cost or market in accordance with GAAP; plus

          (c) Forty Percent (40%) of the net book value of all Eligible Machinery and Equipment of Borrower, determined in accordance with GAAP; plus

          (d) Eighty Percent (80%) of the face amount of all then existing Eligible Accounts of Huntco Nevada; plus

          (e) Sixty-Five Percent (65%) of the Eligible Inventory of Huntco Nevada, valued at the lower of cost or market in accordance with GAAP; plus

          (f) Forty Percent (40%) of the net book value of all Eligible Machinery and Equipment of Huntco Nevada, determined in accordance with GAAP; plus

          (g) Eighty Percent (80%) of the face amount of all then existing Eligible Accounts of Huntco Steel; plus

          (h) Sixty-Five Percent (65%) of the Eligible Inventory of Huntco Steel, valued at the lower of cost or market in accordance with GAAP; plus

          (i) Forty Percent (40%) of the net book value of all Eligible Machinery and Equipment of Huntco Steel, determined in accordance with GAAP; plus

          (j) Eighty Percent (80%) of the face amount of all then existing Eligible Accounts of Midwest Products; plus

          (k) Sixty-Five Percent (65%) of the Eligible Inventory of Midwest Products, valued at the lower of cost or market in accordance with GAAP; plus

          (l) Forty Percent (40%) of the net book value of all Eligible Machinery and Equipment of Midwest Products, determined in accordance with GAAP; plus

          (m) Eighty Percent (80%) of the face amount of all then existing Eligible Accounts of HSI Aviation; plus

          (n) Sixty-Five Percent (65%) of the Eligible Inventory of HSI Aviation, valued at the lower of cost or market in accordance with GAAP; plus

          (o) Forty Percent (40%) of the net book value of all Eligible Machinery and Equipment of HSI Aviation, determined in accordance with GAAP; plus

          (p)     $9,000,000.00; minus

          (q) the then aggregate outstanding principal balances of all of the Private Placement Notes.

     Borrowing Base Certificate shall have the meaning ascribed thereto in
Section 2.01(b).

     Capital Expenditure shall mean any expenditure which, in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same.

     Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

     Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., and as the same may from time to time be further amended.

     Co-Agents shall mean Harris Trust and Savings Bank and The First National Bank of Chicago.

     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral shall have the meaning ascribed thereto in each of the Security Agreements.

     Collateral Agent shall mean Mercantile Bank National Association, in its capacity as collateral agent under the Intercreditor Agreement and the Security Agreements, and its successors in such capacity.

     Collateral Release Date shall have the meaning ascribed thereto in the Intercreditor Agreement.

     Commitment shall mean, subject to termination or reduction as set forth in Section 2.07 and subject to any assignments of the Commitments by the
Banks: with respect to Mercantile, $20,000,000.00; with respect to Harris Trust and Savings Bank, $20,000,000.00; with respect to The First National Bank of Chicago, $20,000,000.00; with respect to Bank of America NT&SA, $10,000,000.00; and with respect to SunTrust Bank, Atlanta, $10,000,000.00.

     Consolidated Debt shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

     Consolidated Debt Service Coverage Ratio shall mean, for the period in question, the ratio of (a) Consolidated EBITDAR during such period to (b) the sum of (i) the aggregate amount of all principal payments required to be made by Borrower and its Subsidiaries on all Debt during the one (1) year period immediately following the end of such period (including the principal portion of payments in respect of Capitalized Leases but excluding principal payments on the Loans) plus (ii) Consolidated Interest Expense during such period plus
(iii) Consolidated Operating Lease Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Debt to Consolidated EBITDA Ratio shall mean, as of the last day of any fiscal quarter of Borrower, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period of Borrower ending on such day.

     Consolidated EBITDA shall mean, for the period in question, the sum of
(a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Subsidiaries during such period (whether paid or deferred) plus (iii) all depreciation and amortization expenses of Borrower and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated EBITDAR shall mean, for the period in question, the sum of
(a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) the Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of Borrower and its Subsidiaries during such period plus
(iv) Consolidated Operating Lease Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Funded Debt shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date which is properly classified as long-term debt in accordance with GAAP, including, without limitation, (a) all Debt of Borrower and its Subsidiaries which by its terms matures more than one year from the date of creation or which may be renewed or extended at the option of the obligor for more than one year from such date, (b) all Capitalized Lease Obligations of Borrower and its Subsidiaries and (c) all Guarantees by Borrower and its Subsidiaries of Funded Debt of others (which Debt is properly classified as long-term debt in accordance with GAAP), all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing, the net costs associated with interest swap obligations of Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Net Income and Consolidated Net Loss shall mean, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, determined on a consolidated basis and in accordance with GAAP, but excluding in any event the following:

               (a) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, transfer or other disposition of fixed or capital assets (i.e., assets other than current assets);

               (b) any gains resulting from any reappraisal, revaluation or write-up of assets;

               (c) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary (unless Borrower or any Subsidiary owns a sufficient number of shares of voting stock of such corporation to elect a majority of the Board of Directors of such corporation);

               (d) undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary is not at the time permitted by the terms of its charter documents or any agreement, document, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

               (e) any earnings of any Person acquired by Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any fiscal period prior to the fiscal period in which the acquisition occurs;

               (f) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

               (g) gains from the acquisition or disposition of Investments (other than Investments of the types described in clauses (c), (d), (e) and (f) of the definition of Restricted Investments) or from the retirement or extinguishment of Debt;

               (h) gains on collections from insurance (other than business interruption insurance) policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such fiscal period);

               (i) any restoration to income of any contingency reserve (but only if such restoration to income is in an amount in excess of $500,000.00), except to the extent that provision for such reserve was made out of income accrued during such period;

               (j) any net income or gain (but not any net loss) during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and

               (k)     any extraordinary gains and/or losses;

all determined in accordance with GAAP. If the preceding calculation results in a number less than zero, such amount shall be considered a Consolidated Net Loss.

     Consolidated Net Worth shall mean, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) of Borrower and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings of Borrower and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Operating Lease Expense shall mean, for the period in question, the aggregate amount of all Operating Lease Expenses of Borrower and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Tangible Net Worth shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Net Worth as of such date minus (b) the book value of all Intangible Assets of Borrower and its Subsidiaries as of such date minus (c) to the extent not reflected as a liability on the consolidated balance sheet of Borrower and its Subsidiaries as of such date, all Indebtedness of Borrower and its Subsidiaries of the types described in clauses (b) and (c) of the definition of Indebtedness as of such date, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Total Capitalization shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt as of such date plus (b) Consolidated Net Worth as of such date, all determined on a consolidated basis and in accordance with GAAP.

     Creditors shall have the meaning ascribed thereto in the Intercreditor Agreement.

     Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 7 hereof.

     Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money and/or which has been incurred in connection with the purchase or other acquisition of Property or assets (other than unsecured trade accounts payable incurred in the ordinary course of business) and/or which bears interest plus (b) all Capitalized Lease Obligations of such Person plus (c) all Guarantees by such Person of Debt of others.

     Distribution in respect of any corporation shall mean:

          (a) dividends or other distributions (other than stock dividends and stock splits) on or in respect of any of the capital stock of such corporation; and

          (b) the redemption, repurchase or other acquisition of any capital stock of such corporation or of any warrants, rights or other options to purchase any such capital stock (except when solely in exchange for such stock).

     Domestic Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by the Agent or by commercial banks in St. Louis, Missouri.

     Eligible Accounts shall mean all Accounts other than: (a) Accounts which remain unpaid for more than ninety (90) days after their invoice dates and Accounts which are not due and payable within ninety (90) days after their invoice dates; (b) Accounts which are evidenced by a promissory note or other "instrument" (as defined in the applicable Uniform Commercial Code); (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or any of the Guarantors; (d) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as bill and hold Accounts or Accounts of a similar or like arrangement; (e) Accounts with respect to which the Account Debtor is the United States of America, any state of the United States or any other governmental body or any department, agency or instrumentality of any of the foregoing, unless such Accounts are duly assigned to the Collateral Agent for the equal and ratable benefit of the Creditors in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that the Collateral Agent is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (f) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (g) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than fifteen (15) days after the shipment and delivery to said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (h) Accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower or any of the Guarantors (or by any agent or custodian of Borrower or any of the Guarantors) for the account of or subject to further and/or future direction from the Account Debtor thereof; (i) Accounts arising from a consignment sale, a "sale on approval" or a "sale or return"; (j) Accounts with respect to which the Account Debtor is located in the State of New Jersey, the State of Minnesota or the State of West Virginia; provided, however, that such restriction shall not apply if Borrower and/or the applicable Guarantor(s), as the case may be, (i) have filed and have effective
(A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the State of New Jersey Division of Taxation for the then current year, (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year or (C) in respect of Account Debtors located in the State of West Virginia, a West Virginia Business Activity Report with the West Virginia Department of Tax and Revenue for the then current year, as applicable, or (ii) are otherwise exempt from such reporting requirements under the laws of such State(s); and (k) Accounts which are not subject to a first priority perfected security interest in favor of the Collateral Agent for the equal and ratable benefit of the Creditors.

     Eligible Inventory shall mean all Inventory of Borrower and each of the Guarantors which consists of raw materials or finished goods (specifically excluding any Inventory of Borrower and each of the Guarantors which consists of work-in-process) other than: (a) any Inventory which is obsolete; (b) any raw materials which have been in Inventory for more than one hundred twenty
(120) days; (c) any finished goods which have been in finished goods Inventory for more than one hundred twenty (120) days; (d) any Inventory which is not located in the continental United States of America; (e) any Inventory (other than Inventory in transit to Borrower or the applicable Guarantor in the ordinary course of its business) which is not located at the chief executive office of Borrower or the applicable Guarantor, as the case may be, one of the locations listed on Exhibit A to the Security Agreement executed by Borrower or the applicable Guarantor, as the case may be, or another location with respect to which Borrower or the applicable Guarantor, as the case may be, has complied with all of the requirements of Section 3(b) of the Security Agreement executed by Borrower or such Guarantor; (f) any Inventory which Borrower or the applicable Guarantor, as the case may be, has sold to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Borrower or the applicable Guarantor, as the case may be, to repurchase, such Inventory; and (g) any Inventory which is not subject to a first priority perfected security interest in favor of the Collateral Agent for the equal and ratable benefit of the Creditors.

     Eligible Machinery and Equipment shall mean all machinery and equipment of Borrower and each of the Guarantors other than: (a) any machinery or equipment which is not used or usable in the ordinary course of business of Borrower or the applicable Guarantor; (b) any machinery and equipment which is not located in the continental United States of America; (c) any machinery and equipment which is not located at the chief executive office of Borrower or the applicable Guarantor, as the case may be, one of the locations listed on Exhibit A to the Security Agreement executed by Borrower or the applicable Guarantor, as the case may be, or another location with respect to which Borrower or the applicable Guarantor, as the case may be, has complied with all of the requirements of Section 3(b) of the Security Agreement executed by Borrower or such Guarantor; and (d) any machinery and equipment which is not subject to a first priority perfected security interest in favor of the Collateral Agent for the equal and ratable benefit of the Creditors.

     Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by Borrower or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

          Environmental Law shall mean any international, Federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     Eurodollar Business Day shall mean any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     Event of Default shall have the meaning ascribed thereto in Section 7.

     Existing Letters of Credit shall have the meaning ascribed thereto in
Section 3.02.

     Fed Funds Rate shall mean a rate per annum equal to Mercantile's quoted rate as of the opening of business by Mercantile on each Domestic Business Day for purchasing overnight federal funds in the national market, which rate shall fluctuate as and when said quoted rate shall change.

     Financial Covenant shall mean, with respect to any agreement, document or instrument representing or governing Debt, any covenant (whether expressed as a covenant, an event of default or a condition to a borrowing) contained therein expressed in terms of (a) a minimum or maximum amount in or derived from Borrower's financial statements or (b) a minimum or maximum ratio between any such amounts described in clause (a) above or (c) any other financial or finance-related test as the same may relate to the assets, liabilities, revenues or expenses of Borrower and/or its Subsidiaries; provided that the above shall not include a negative pledge covenant.

     GAAP shall mean generally accepted accounting principles at the time in the United States.

     Guarantee by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

     Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law or any other statute, law, ordinance, rule or regulation of any local, state, regional, Federal or international authority having jurisdiction over any of the Property owned, leased or operated by Borrower or any Subsidiary or its use, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal
Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules orregulations promulgated under any of the foregoing statutes.

     HSI Aviation Security Agreement shall mean that certain Security Agreement dated March 24, 1998, and executed by HSI Aviation in favor of the Collateral Agent for the equal and ratable benefit of the Creditors, as the same may from time to time be amended, modified, extended or renewed.

     Huntco Nevada Security Agreement shall mean that certain Security Agreement dated March 24, 1998, and executed by Huntco Nevada in favor of the Collateral Agent for the equal and ratable benefit of the Creditors, as the same may from time to time be amended, modified, extended or renewed.

     Huntco Steel Security Agreement shall mean that certain Security Agreement dated March 24, 1998, and executed by Huntco Steel in favor of the Collateral Agent for the equal and ratable benefit of the Creditors, as the same may from time to time be amended, modified, extended or renewed.

     Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include (a) all obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property or assets,
(b) all obligations secured by any Lien on, or payable out of the proceeds of or production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) all indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person,
(d) all obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) all Capitalized Lease Obligations of such Person, (f) all indebtedness, liabilities and obligations of such Person under Guarantees and (g) all unpaid reimbursement obligations of such Person with respect to letters of credit issued for the account of such Person which have been drawn on.

     Intangible Assets shall mean all patents, trademarks, service marks, copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, unamortized deferred charges, deferred research and development costs, any write-up of asset value after the date of this Agreement, non-competition covenants, signing bonuses and any other assets treated as intangible assets under GAAP.

     Intercreditor Agreement shall mean that certain Collateral Agency and Intercreditor Agreement dated March 24, 1998, by and among Borrower, the Guarantors, the Creditors and the Collateral Agent, as the same may from time to time be amended, modified, extended or renewed.

     Interest Period shall mean with respect to each LIBOR Loan:

               (a) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as Borrower may elect pursuant to Section 2.04;

     provided that:

               (c) subject to clauses (d) and (e) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

               (d) subject to clause (e) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

               (e) no Interest Period shall extend beyond the last day of the Revolving Credit Period.

     Inventory shall mean all inventory of each of the Guarantors, valued at the lower of cost or market in accordance with GAAP.

     Investment shall mean any investment by Borrower or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

     Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 3.01(a).

     Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference (or such other form as may then be Mercantile's standard form of application and agreement for irrevocable standby letter of credit) or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference (or such other form as may then be Mercantile's standard form of application and agreement for irrevocable commercial letter of credit), as the case may be, in either case executed by Borrower, as account party, and delivered to Mercantile pursuant to Section 3.01(a), as the same may from time to time be amended, modified, extended or renewed.

     Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 3.01(d).

     Letter of Credit Issuance Fee shall have the meaning ascribed thereto in
Section 3.01(d).

     Letter of Credit Loan shall have the meaning ascribed thereto in Section 3.01(c).

     Letter of Credit Negotiation Fee shall have the meaning ascribed thereto in Section 3.01(d).

     Letter of Credit Request shall have the meaning ascribed thereto in
Section 3.01(a).

     LIBOR Base Rate shall mean, with respect to the applicable Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate cannot be determined, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum of interest at which deposits in dollars are offered to Mercantile in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Mercantile in its sole discretion, at such time on the date two (2) Eurodollar Business Days before the first day of such Interest Period as Mercantile in its sole discretion elects, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

     LIBOR Index Rate shall mean, with respect to the applicable Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 9:00 a.m. (St. Louis time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period.

     LIBOR Loan shall mean any Revolving Credit Loan bearing interest at the LIBOR Rate.

     LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and/or the Applicable Margin.

     LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System with respect to "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of any Bank to United States residents). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     Loan shall mean each Revolving Credit Loan (whether a Prime Loan or a LIBOR Loan) and each Letter of Credit Loan and Loans shall mean any or all of the foregoing.

     Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) material impairment of Borrower's or any Guarantor's ability to perform any of its obligations under this Agreement, any of the Notes, any of the Letter of Credit Applications or any of the other Transaction Documents or
(c) material impairment of the enforceability of the rights of, or benefits available to, the Agent or any of the Banks under this Agreement, any of the Notes, any of the Letter of Credit Applications or any of the other Transaction Documents.

     Mercantile shall mean Mercantile Bank National Association, a national banking association, in its individual corporate capacity as a Bank hereunder and not as Agent hereunder.

     Midwest Products Security Agreement shall mean that certain Security Agreement dated March 24, 1998, and executed by Midwest Products in favor of the Collateral Agent for the equal and ratable benefit of the Creditors, as the same may from time to time be amended, modified, extended or renewed.

     Moody's shall mean Moody's Investors Service, Inc.

     Multi-Employer Plan shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate or to which Borrower, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

     Note Purchase Agreements shall mean those certain Note Purchase Agreements dated July 14, 1995, by and among Borrower and each of Principal Mutual Life Insurance Company, Nippon Life Insurance Company of America, Transamerica Life Insurance and Annuity Company, Transamerica Assurance Company, Transamerica Occidental Life Insurance Company, ProvidentMutual Life and Annuity Company of America, Berkshire Life Insurance Company and The Security Mutual Life Insurance Company of Lincoln, Nebraska, as amended by that certain First Amendment to Note Purchase Agreements dated March 24, 1998, and as the same may from time to time be further amended, modified, extended or renewed.

     Notes shall have the meaning ascribed thereto in Section 2.03(a).

     Notice of Borrowing shall have the meaning ascribed thereto in Section
2.02.

     Obligor shall mean Borrower, each Guarantor and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Borrower's Obligations or who grants the Agent or any of the Banks a Lien upon any of the Property or assets of such Person as security for any of the Borrower's Obligations.

     Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     Operating Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

     Operating Lease Expenses shall mean with respect to any Person, for the period in question, the aggregate amount of rental and other expenses incurred by such Person in respect of Operating Leases during such period, all determined in accordance with GAAP.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan shall mean a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is established or maintained by Borrower, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     Permitted Liens shall mean any of the following:

               (a) Liens in favor of the Collateral Agent for the equal and ratable benefit of the Creditors under the Security Agreements;

               (b) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 6.01(d) and/or 6.01(e);

               (c) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

               (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Borrower and its Subsidiaries;

               (e) Liens existing as of the date of this Agreement and listed on Schedule 5.12 attached hereto; and

               (f) other Liens created or incurred by Borrower or any Subsidiary after the date of this Agreement on any Property or assets of Borrower or any Subsidiary, provided that (i) all Indebtedness secured by Liens permitted by this clause (f) shall have been incurred within the limitations provided in this Agreement and (ii) the sum of (A) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (f) plus (B) the aggregate outstanding principal amount of all Indebtedness (other than Indebtedness permitted by Sections 6.02(a)(i), 6.02(a)(ii), 6.02(a)(iii), 6.02(a)(iv) and 6.02(a)(v) of this Agreement) of the Subsidiaries of Borrower, determined on a combined basis for all Subsidiaries of Borrower and without duplication, does not at any time exceed Ten Percent (10%) of Consolidated Tangible Net Worth as of the end of the fiscal quarter of Borrower immediately preceding the date of determination.

     Person shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Prime Loan shall mean any Revolving Credit Loan bearing interest at the Adjusted Prime Rate.

     Prime Rate shall mean the interest rate announced from time to time by Mercantile as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change). Borrower acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Mercantile or any of the Banks to their respective customers.

     Private Placement Notes shall mean all of the notes from time to time issued under the Note Purchase Agreements, as the same may from time to time be amended, modified, extended or renewed.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Pro Rata Share shall mean, with respect to each Bank, a percentage, the numerator of which is the Commitment of such Bank and the denominator of which is the total Commitments of all of the Banks. The Pro Rata Shares of each of the Banks as of the date of this Agreement are as follows: Mercantile - 25%; Harris Trust and Savings Bank - 25%; The First National Bank of Chicago - 25%; Bank of America NT&SA - 12.5%; and SunTrust Bank, Atlanta - 12.5%.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     Regulatory Change shall have the meaning ascribed thereto in Section
2.13.

     Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (other than disposals in compliance with all applicable Environmental Laws) into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing (or containing traces of) any Hazardous Substance.

     Reportable Event shall have the meaning given to such term in ERISA.

     Required Banks shall mean at any time Banks having Sixty-Six and 67/100 Percent (66.67%) of the aggregate amount of Loans and Letters of Credit then outstanding or, if no Loans or Letters of Credit are then outstanding, Sixty-Six and 67/100 Percent (66.67%) of the total Commitments of all of the Banks.

     Restricted Agreement shall have the meaning ascribed thereto in Section 6.02(o).

     Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

               (a) loans and/or advances by Borrower or a Subsidiary to a Subsidiary;

               (b) loans and/or advances by any Subsidiary to Borrower which are subordinated in writing to the payment of the Borrower's Obligations in form and substance satisfactory to the Required Banks;

               (c) direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

               (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by S&P and P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

               (e) negotiable certificates of deposit or negotiable bankers acceptances issued by any of the Banks or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompsons Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

               (f) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by any of the Banks or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompsons Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

               (g) Investments existing as of the date hereof as described in Schedule 5.18 attached hereto, and any future retained earnings in respect thereof;

               (h) Investments in a Subsidiary (including Investments in a corporation which immediately becomes a Subsidiary as a result of such Investments);

               (i) additional Investments which in the aggregate do not exceed the greater of (A) $15,000,000.00 or (B) Ten Percent (10%) of Consolidated Tangible Net Worth as of the end of the fiscal quarter of Borrower immediately preceding the date of determination; and

               (j) loans or advances in the usual and ordinary course of business to officers, directors and employees for business expenses.

     Revolving Credit Loan and Revolving Credit Loans shall have the meanings ascribed thereto in Section 2.01(a).

     Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending October 31, 1999.

     S&P shall mean Standard and Poor's Ratings Group.

     Security Agreements shall mean the Borrower Security Agreement, the HSI Aviation Security Agreement, the Huntco Nevada Security Agreement, the Huntco Steel Security Agreement and the Midwest Products Security Agreement.

     Specified Collateral shall mean, with respect to a Person, all of such Person's now owned and existing and hereafter created, acquired or arising right, title and interest in, to and under the following described property, wherever located: (a) all accounts, contract rights, chattel paper, documents, instruments and other forms of obligation and other rights to the payment of money, and all goods whose sale, lease, rental or other disposition by such Person have given rise to Accounts and have been returned to or repossessed or stopped in transit by such Person; (b) all inventory of such Person, whether in transit, held by others for such Person's account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other Persons, including, without limitation, all raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and packaging and shipping materials; (c) all goods, machinery, equipment, appliances, furniture, furnishings, fixtures, parts, tools and supplies, together with all accessories and parts affixed or appertaining thereto or used in connection therewith; (d) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property at any time evidencing or relating to any of the Collateral; (e) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and (f) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c),
(d) and (e) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, exchange or other disposition of any of the foregoing items, and insurance proceeds, and all products of (a),
(b), (c), (d) and (e) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items.

     Subordinated Indebtedness shall mean, as of the date of any determination thereof, the aggregate principal amount of all Indebtedness of Borrower outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Borrower's Obligations in form and substance satisfactory to the Required Banks.

     Subsidiary shall mean any corporation of which more than Fifty Percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by Borrower or any Subsidiary.

     Total Outstandings shall mean, as of any date, the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date, plus (ii) the aggregate principal amount of all Letter of Credit Loans outstanding as of such date plus (iii) the aggregate undrawn face amount of all standby Letters of Credit outstanding as of such date.

     Telerate Page 3750 shall mean the display designated as "Page 3750" on the Dow Jones Markets Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits).

     Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Applications, the Security Agreements, the Intercreditor Agreement and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Banks with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder, any Letters of Credit issued hereunder or any of the other Borrower's Obligations, and executed by or on behalf of Borrower or any of the Guarantors, all as the same may from time to time be amended, modified, extended or renewed.

     Welfare Plan shall mean a "welfare plan" as such term is defined in
Section 3(1) of ERISA, which is established or maintained by Borrower, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     Wholly-Owned when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     1.02 Accounting Terms and Determinations. Except as otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by the Required Banks and by Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to the Banks. Notwithstanding the foregoing, Borrower may from time to time change its accounting methods, either at its option or in order to comply with GAAP, provided that (a) any such change(s) are in accordance with GAAP and are approved by the independent certified public accountants of Borrower and (b) if the Required Banks, in good faith, determine that any such accounting change(s), individually or in the aggregate, have any significant effect on any of the financial covenants contained in this Agreement (i) with respect to those financial covenant(s) upon which the effect of such accounting change(s) can be determined with mathematical certainty, such financial covenant(s) shall be amended to reflect the effect of such accounting change(s) (and Borrower, each of the Guarantors, the Agent and each of the Banks shall be obligated to promptly execute an amendment to such effect) and (ii) with respect to those financial covenant(s) upon which the effect of such accounting change(s) cannot be determined with mathematical certainty, Borrower and the Banks shall, in good faith, negotiate and use their best efforts to agree upon new financial covenant(s) reasonably acceptable to Borrower and the Banks to replace the affected financial covenant(s) (which new financial covenant(s) shall, to the extent reasonably possible, approximate the effect of such accounting change(s) on the existing financial covenant(s)), and if Borrower and the Banks cannot, in good faith, agree on said new financial covenant(s), the existing financial covenant(s) shall remain in full force and effect and shall be computed using the accounting methods in effect prior to the applicable change in accounting methods. Each such amendment shall be evidenced by an instrument in writing signed by Borrower, each of the Guarantors, the Agent and each of the Banks and until such amendment has been fully executed the existing financial covenant(s) shall remain in full force and effect and shall be computed using the accounting methods in effect prior to the applicable change in accounting methods.

SECTION 2.  THE REVOLVING CREDIT LOANS.

     2.01 Commitments To Lend. (a) Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing, during the Revolving Credit Period, each Bank severally agrees to make such loans to Borrower (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") as Borrower may from time to time request pursuant to Section
2.02. Each Revolving Credit Loan under this Section 2.01 which is a Prime Loan shall be for an aggregate principal amount of at least $200,000.00 or any larger multiple of $50,000.00. Each Revolving Credit Loan under this Section
2.01 which is a LIBOR Loan shall be for an aggregate principal amount of at least $2,000,000.00 or any larger multiple of $500,000.00. The aggregate principal amount of Revolving Credit Loans which each Bank shall be required to have outstanding under this Agreement at any one time shall not exceed the lesser of (a) such Bank's Commitment at such time or (b) such Bank's Pro Rata Share of the lesser of (i) the sum of (A) the total Commitments of all of the Banks at such time minus (B) the aggregate principal amount of all Letter of Credit Loans outstanding at such time minus (C) the aggregate undrawn face amount of all Letters of Credit outstanding at such time or (ii) the sum of
(A) the Borrowing Base at such time minus (B) the aggregate principal amount of all Letter of Credit Loans outstanding at such time minus (C) the aggregate undrawn face amount of all standby Letters of Credit outstanding at such time. Each Revolving Credit Loan under this Section 2.01 shall be made from the several Banks ratably in proportion to their respective Pro Rata Shares. Within the foregoing limits, Borrower may borrow under this Section 2.01, prepay under Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section 2.01. The failure of any Bank to make any Revolving Credit Loan required under this Agreement shall not release any other Bank from its obligation to make Revolving Credit Loans as provided herein.

     (b) Borrower shall deliver to the Agent and each of the Banks on March 24, 1998 (with respect to the month ended February 28, 1998) and on the last day of each month commencing in the month of April, 1998, a borrowing base certificate in the form of Exhibit A attached hereto and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

               (i) the Borrowing Base and its components as of the end of the immediately preceding month;

               (ii) the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding month;

               (iii) the aggregate principal amount of all Letter of Credit Loans outstanding as of the end of the immediately preceding month;

               (iv) the aggregate undrawn face amount of all standby Letters of Credit outstanding as of the end of the immediately preceding month; and

               (v) the difference, if any, between the Borrowing Base and the Total Outstandings as of the end of the immediately preceding month.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to the Agent and each of the Banks, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the chief financial officer or treasurer of Borrower.

     (c) If the Borrowing Base as of any date is less than the Total Outstandings as of such date, Borrower shall be automatically required (without demand or notice of any kind by the Agent or any of the Banks, all of which are hereby expressly waived by Borrower) to immediately repay the Revolving Credit Loans and/or the Letter of Credit Loans and/or surrender for cancellation the outstanding standby Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Outstandings to the amount of the Borrowing Base.

     (d) If the total Commitments of all of the Banks as of any date should be less than the sum of the Total Outstandings as of such date plus the aggregate undrawn face amount of all commercial Letters of Credit outstanding as of such date, whether as a result of Borrower's election to decrease the amount of the Commitments of the Banks pursuant to Section 2.07 or otherwise, Borrower shall be automatically required (without demand or notice of any kind by the Agent or any of the Banks, all of which are hereby expressly waived by Borrower) to immediately repay the Revolving Credit Loans and/or the Letter of Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the sum of the Total Outstandings plus the aggregate undrawn face amount of all commercial Letters of Credit to an amount equal to or less than the total Commitments of all of the Banks.

     2.02 Method of Borrowing. (a) Borrower shall give notice (a "Notice of Borrowing") to the Agent by 10:00 a.m. (St. Louis time) on the Domestic Business Day of each Prime Loan, and by 10:00 a.m. (St. Louis Time) at least three (3) Eurodollar Business Days before each LIBOR Loan, specifying:

               (i) the date of such Revolving Credit Loan, which shall be a Domestic Business Day in the case of a Prime Loan and a Eurodollar Business Day in the case of a LIBOR Loan,

               (ii) the aggregate principal amount of such Revolving Credit
Loan,

               (iii) whether such Revolving Credit Loan is to be a Prime Loan or a LIBOR Loan, and

               (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing given to it, the Agent shall notify each Bank by 11:30 a.m. (St. Louis time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Domestic Business
Day) of the contents thereof and of such Bank's Pro Rata Share of such Revolving Credit Loan. A Notice of Borrowing shall not be revocable by Borrower.

     (c) Not later than 2:00 p.m. (St. Louis time) on the date of each Revolving Credit Loan, each Bank shall (except as provided in subsection (d) of this Section) make available its Pro Rata Share of such Revolving Credit Loan, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 10.07. Unless the Agent determines that any applicable condition specified in Section 4 has not been satisfied, the Agent will make the funds so received from the Banks available to Borrower immediately thereafter at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with the Agent. The Agent shall not be required to make any amount available to Borrower hereunder except to the extent the Agent shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Agent shall have been notified by a Bank prior to the date a Revolving Credit Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to Borrower, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on but excluding the date the Agent recovers such amount from such Bank at a rate per annum equal to the Fed Funds Rate.

     (d) If any Bank makes a new Revolving Credit Loan hereunder on a day on which Borrower is required to or has elected to repay all or any part of an outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of its new Revolving Credit Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by Borrower to the Agent as provided in Section 2.09, as the case may be.

     (e) Borrower hereby authorizes the Agent to rely on telephonic, telegraphic, telecopy, telex or written instructions believed by the Agent in good faith to have been sent or delivered by any person identifying himself as B.D. Hunter, Robert J. Marischen, Terry J. Heinz or Anthony J. Verkruyse (or any other individual from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent) with respect to any request to make a Revolving Credit Loan or a repayment hereunder, and on any signature which the Agent in good faith believes to be genuine, and Borrower shall be bound thereby in the same manner as if such individual was actually authorized or such signature was genuine. Borrower also hereby agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or repayments hereunder.

     2.03 Notes. (a) The Revolving Credit Loans of each Bank to Borrower shall be evidenced by an Amended and Restated Revolving Credit Note of Borrower dated March 24, 1998, and payable to the order of such Bank in a principal amount equal to its Commitment in substantially the form of Exhibit B attached hereto (with appropriate insertions) (collectively, as the same may from time to time be amended, modified extended or renewed, the "Notes").
Upon the delivery of the original Note payable to a Bank to such Bank, the original Revolving Credit Note of Borrower dated December 17, 1996 (or March 13, 1998 in the case of the original Revolving Credit Note payable to the order of The First National Bank of Chicago) and payable to the order of such Bank shall be deemed cancelled by amendment and restatement and of no further force or effect and shall be promptly returned to Borrower marked "Cancelled by Amended and Restated Revolving Credit Note dated March 24, 1998."

     (b) Each Bank shall record in its books and records the date, amount, type and maturity of each Revolving Credit Loan made by it and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to make any such recordation or any mistake by any Bank in connection with any such recordation. The books and records of each Bank showing the account between such Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

     2.04     Duration of Interest Periods and Selection of Interest Rates.
(a) The duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Notice of Borrowing. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and Borrower shall have the option (i) in the case of any Prime Loan, to elect that such Loan become a LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any LIBOR Loan, to elect that such Loan become a Prime Loan), by giving notice of such election to the Agent by 10:00 a.m. (St. Louis time) on the Domestic Business Day of, in the case of the election of the Adjusted Prime Rate, and by 10:00 a.m. (St. Louis time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under Section 7 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Prime Loan into a LIBOR Loan.

     (b) If the Agent does not receive a notice of election for a Revolving Credit Loan pursuant to subsection (a) above within the applicable time limits specified therein, Borrower shall be deemed to have elected to pay such Revolving Credit Loan in whole pursuant to Section 2.08 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Revolving Credit Loan on such date as a Prime Loan.

     2.05    Interest Rates.       (a) Each Prime Loan shall bear interest on
the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Adjusted Prime Rate. Such interest shall be payable monthly in arrears on the last day of each month, commencing on the first such date after such Prime Loan is made, and at the maturity of the Notes, whether by reason of acceleration or otherwise. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, each Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Two Percent (2%) over and above the Adjusted Prime Rate.

     (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. Interest on each LIBOR Loan shall be payable on the last day of the applicable Interest Period, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Notes, whether by reason of acceleration or otherwise. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, each LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of Two Percent (2%) plus the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such LIBOR Loan or (ii) the Adjusted Prime Rate.

     (c) The Agent shall determine each interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive in the absence of manifest error.

     2.06 Fees. (a) From the date of this Agreement to but excluding the last day of the Revolving Credit Period, Borrower shall pay to the Agent for the account of each Bank a nonrefundable commitment fee on the unused portion of the Commitment of such Bank (determined by subtracting such Bank's Pro Rata Share of the Total Outstandings (other than any portion of the Total Outstandings consisting of the undrawn face amount of any Letters of Credit which are commercial Letters of Credit) from such Bank's Commitment) at a rate per annum equal to the Applicable Commitment Fee Rate. Such commitment fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Revolving Credit Period commencing January 1, 1997, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 360-day year basis.

     (b) From the date of this Agreement to but excluding the last day of the Revolving Credit Period, Borrower shall pay to the Agent for its own account a nonrefundable fee on the unused portion of the total Commitments of all of the Banks (determined by subtracting the Total Outstandings (other than any portion of the Total Outstandings consisting of the undrawn face amount of any Letters of Credit which are commercial Letters of Credit) from the total Commitments of all of the Banks) at the rate of One-Sixteenth of One Percent (1/16%) per annum. Such fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Revolving Credit Period commencing January 1, 1997, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 360-day year basis.

          (c) Borrower hereby agrees to pay the Agent a semi-annual collateral examination fee in the amount of $7,500.00 payable on the date hereof and every six (6) months thereafter during the Revolving Credit Period. In addition to said quarterly collateral examination fee, Borrower hereby agrees to reimburse the Agent upon demand for any reasonable out-of-pocket costs and expenses incurred by the Agent in connection with any collateral examination conducted by the Agent.

     2.07 Termination or Reduction of Commitments. Borrower may, upon three (3) Domestic Business Days' prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Pro Rata Shares by an aggregate amount of $5,000,000.00 or any larger multiple of $1,000,000.00 the unused portions of the Commitments; provided, however, that (i) at no time shall the Commitments be reduced to a figure less than the Total Outstandings,
(ii) at no time shall the Commitments be reduced to a figure greater than zero but less than $20,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Commitment of any Bank.

     2.08 Early Payments. (a) Borrower may, upon notice to the Agent specifying that it is paying its Prime Loans, pay without penalty or premium its Prime Loans in whole at any time, or from time to time in part in amounts aggregating $200,000.00 or any larger multiple of $50,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may Borrower make a partial payment of Prime Loans which results in the total outstanding Prime Loans being greater than zero but less than $200,000.00. Each such optional payment shall be applied to pay the Prime Loans of the several Banks in proportion to their respective Pro Rata Shares.

     (b) Borrower may, upon at least one (1) Eurodollar Business Day's notice to the Agent specifying that it is paying its LIBOR Loans, pay without penalty or premium on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $2,000,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $2,000,000.00. Borrower may, upon at least one (1) Eurodollar Business Day's notice to the Agent specifying that it is paying its LIBOR Loans, pay its LIBOR Loans to which a given Interest Period applies on other than the last day of such Interest Period, in whole, or in part in amounts aggregating $2,000,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 2.10; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $2,000,000.00. Each such optional payment shall be applied to pay such LIBOR Loans of the several Banks in proportion to their respective Pro Rata Shares.

     (c) Upon receipt of a notice of payment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrower.

     2.09 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Revolving Credit Loans and of fees and all other amounts payable hereunder, not later than 12:00 noon (St. Louis time) on the date when due, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address referred to in
Section 10.07. The Agent will promptly distribute to each Bank in immediately available funds its Pro Rata Share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Revolving Credit Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     2.10 Funding Losses. Notwithstanding any provision contained herein to the contrary, if Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 2 or 7 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow or pay any LIBOR Loan after notice has been given to the Agent in accordance with Section 2.02, 2.04 or 2.08(b), Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to Borrower a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

     2.11 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

               (i) the Agent is advised by Mercantile that deposits in dollars (in the applicable amounts) are not being offered to Mercantile in the relevant market for such Interest Period, or

               (ii) Banks holding Notes evidencing 50% or more in aggregate principal amount of the affected LIBOR Loans (or having 50% or more of the aggregate amount of the total Commitments of all of the Banks, if no LIBOR Loans are then outstanding) advise the Agent that the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their LIBOR Loans for such Interest Period, the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make LIBOR Loans shall be suspended, and (b) Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such LIBOR Loan of each Bank pursuant to this Section, Borrower may borrow a Prime Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Prime Loan to Borrower.

     2.12 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Loans to Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and Borrower. Upon receipt of such notice, Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund its LIBOR Loans to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain its LIBOR Loan to such day. Concurrently with repaying each LIBOR Loan of such Bank, Borrower may borrow a Prime Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Prime Loan to Borrower.

     2.13 Increased Cost. (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

               (A) shall subject any Bank to any tax, duty or other charge with respect to its LIBOR Loans, its Note or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank or the London interbank market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its good faith judgment, to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the interest rate applicable to LIBOR Loans, then, within fifteen (15) days after notice by such Bank to Borrower together with a copy of the official notice of the applicable change in law (if applicable) and a work sheet showing how the increase in cost or reduction in amount received or receivable was calculated (with a copy to the Agent and all of the other Banks), Borrower shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower, the Agent and all of the other Banks of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

     (b) If any Bank demands compensation under this Section, Borrower may at any time, upon at least two (2) Domestic Business Days' prior notice to such Bank and the Agent, repay in full its then outstanding LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under Section 2.10. Concurrently with repaying such LIBOR Loans of such Bank, Borrower may borrow from such Bank a Prime Loan in an amount equal to the aggregate principal amount of such LIBOR Loans, and, if Borrower so elects, such Bank shall make such a Prime Loan to Borrower.

     2.14 Prime Loans Substituted for Affected LIBOR Loans. If notice has been given by a Bank pursuant to Sections 2.11 or 2.12 or by Borrower pursuant to Section 2.13 requiring LIBOR Loans of any Bank to be repaid, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Prime Loans. Such Bank shall promptly notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

     2.15 Capital Adequacy. If, after the date of this Agreement, any Bank shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Bank's capital in respect of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such reduction. All determinations made in good faith by such Bank of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

     2.16 Survival of Indemnities. All indemnities and all provisions relating to reimbursement to Bank of amounts sufficient to protect the yield to Bank with respect to the Revolving Credit Loans, including, without limitation, Sections 2.10, 2.11, 2.12, 2.13 and 2.15 hereof, shall survive the payment of the Notes and the other Borrower's Obligations and the termination of this Agreement.

     2.17 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 2.10) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate.

     2.18 Late Payment Fees. If Borrower fails to make any payment of any principal of or interest on any Revolving Credit Loan within ten (10) days after the date the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of the Agent and the Banks under this Agreement and at law or in equity, Borrower shall pay the Agent for the ratable benefit of the Banks on demand with respect to each such late payment a late fee in an amount equal to the greater of $100.00 or Five Percent (5%) of the amount of each such late payment.

     2.19 Computation of Interest. Interest on Prime Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

     2.20 Maturity. All Revolving Credit Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Banks with respect thereto, shall be due and payable on the last day of the Revolving Credit Period.

     2.21 Sharing of Payments. The Banks agree among themselves that, in the event that any of the Banks shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any Collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrower's Obligations in excess of its Pro Rata Share of all such payments, such Bank(s) shall immediately purchase from the other Bank(s) participations in the Loans or other Borrower's Obligations owed to such other Bank(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower's Obligations. The Banks further agree among themselves that if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Bank(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored. Borrower agrees that any Bank(s) so purchasing a participation in the Loans or other Borrower's Obligations owed to the other Bank(s) may exercise all rights of set-off, banker's lien and/or counterclaim as fully as if such Bank(s) were a holder of such Loan or other Borrower's Obligations in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Banks receives a secured claim in lieu of a set-off to which this Section 2.21 would apply, such Bank(s) shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Bank(s) entitled under this Section 2.21 to share in the benefits of any recovery of such secured claim.

SECTION 3.  LETTERS OF CREDIT.

     3.01 Letter of Credit Commitment. (a) Subject to the terms and conditions of this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Mercantile shall have no liability to any of the other Banks for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Mercantile has previously received notice in writing from Borrower or any of the other Banks of the occurrence of such Default or Event of Default), during the Revolving Credit Period, Mercantile hereby agrees to issue irrevocable commercial and/or standby letters of credit for the account of Borrower (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by Borrower by notice in writing to Mercantile in the form of Exhibit C attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Domestic Business Days prior to the requested issuance thereof; provided, however, that:


                    (i) Borrower shall have executed and delivered to Mercantile a Letter of Credit Application with respect to such Letter of Credit;

                    (ii) the term of any such Letter of Credit shall not extend beyond the date one (1) year after the date of issuance thereof;

                    (iii) any Letter of Credit may only be utilized to guaranty the payment of obligations of Borrower, a Subsidiary of Borrower or any other entity in which Borrower or any Subsidiary of Borrower has an equity investment to third parties;

                    (iv) the Total Outstandings shall not at any one time exceed the lesser of (A) the sum of (1) total Commitments of all of the Banks at such time minus (2) the aggregate undrawn face amount of all commercial Letters of Credit outstanding at such time or (B) the Borrowing Base at such time;

                    (v) the sum of (A) the aggregate undrawn face amount of all outstanding Letters of Credit plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans shall not at any one time exceed the lesser of (A) the lesser of (1) the total Commitments of all of the Banks at such time or (2) the sum of the Borrowing Base at such time plus the aggregate undrawn face amount of all commercial letters of credit outstanding at such time or (B) $8,000,000.00; and

                    (vi) the text of any such Letter of Credit is provided to Mercantile no less than three (3) Domestic Business Days prior to the requested issuance date, which text must be acceptable to Mercantile in its sole and absolute discretion.

     (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Mercantile shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed in good faith by Mercantile to be genuine. Mercantile shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Mercantile shall have received documents that in its good faith judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay or accept such draft provided such documents conform on their face to the requirements of such Letter of Credit.

     (c) In the event of any payment by Mercantile of a draft presented under a Letter of Credit, Borrower agrees to pay to Mercantile in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Mercantile's customary negotiation, processing and other fees related thereto. Borrower hereby authorizes Mercantile to charge or cause to be charged Borrower's bank accounts at Mercantile to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Mercantile's customary negotiation, processing and other fees related thereto, and Borrower agrees to pay the amount of any such drawing (and/or Mercantile's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Mercantile on the day of such drawing. In the event any payment under a Letter of Credit is made by Mercantile prior to receipt of payment from Borrower, such payment by Mercantile shall constitute a loan (a "Letter of Credit Loan") by Mercantile to Borrower, payable on demand of Mercantile. Borrower agrees to pay interest on demand of Mercantile on any unpaid Letter of Credit Loan at a rate per annum equal to Two Percent (2%) over and above the Adjusted Prime Rate until such Letter of Credit Loan is paid in full, calculated on an actual day, 360-day year basis.

     (d)     Borrower hereby further agrees to pay to the order of Mercantile:

                    (i) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable issuance fee in the amount of $125.00 and with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable issuance fee in the amount of $135.00 (the "Letter of Credit Issuance Fees"), which Letter of Credit Issuance Fees shall be due and payable on the date of issuance of each such Letter of Credit;

                    (ii) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable commitment fee at a rate per annum equal to Applicable Standby Letter of Credit Commitment Fee Rate (calculated on an actual day, 360-day year basis) on the face amount (taking into account any scheduled increases or decreases therein during the period in question) of each such Letter of Credit ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable quarterly in advance on the date of issuance of each such Letter of Credit and on each January 1, April 1, July 1 and October 1 during the term of each such Letter of Credit;

                    (iii) with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable negotiation fee in an amount equal to One-Quarter of One Percent (1/4%) of the amount of each draw on each such Letter of Credit ("Letter of Credit Negotiation Fee"), which Letter of Credit Negotiation Fee shall be due and payable on the date of each draw of each such Letter of Credit; and

                    (iv) with respect to each Letter of Credit, such other fees as may be charged by Mercantile from time to time in accordance with Mercantile's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Mercantile.

     3.02 Existing Letters of Credit. Notwithstanding any provision contained in this Agreement to the contrary, (i) all references in this Agreement to Letters of Credit shall include the irrevocable standby and commercial letters of credit listed on Schedule 3.02 attached hereto which have heretofore been issued by Mercantile for the account of Borrower (the "Existing Letters of Credit") and (ii) all references in this Agreement to the Letter of Credit Applications shall include the applications and agreements for irrevocable standby and commercial letters of credit heretofore executed by Borrower, as account party, with respect to the Existing Letters of Credit.

     3.03 Participation by Other Banks. Upon the issuance of a Letter of Credit by Mercantile (and on the date of this Agreement with respect to the Existing Letters of Credit), an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit, in all payments and Letter of Credit Loans made by Mercantile in connection with such Letter of Credit and in all collateral for such Letter of Credit) shall automatically be granted by Mercantile to and accepted by each of the other Banks in an amount based on each such other Bank's Pro Rata Share of the face amount of such Letter of Credit, which participation shall be evidenced by a single Letter of Credit Participation Certificate executed by Mercantile in favor of such Bank in the form attached hereto as Exhibit D and incorporated herein by reference. If Mercantile shall make payment on any draft presented or accepted under a Letter of Credit, Mercantile shall give notice of such payment to the other Banks, and each of the other Banks hereby authorizes and requests Mercantile to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If such drawing is not paid by Borrower in immediately available funds prior to the close of business of Mercantile on the date of such drawing, Mercantile shall promptly so notify the other Banks and each of the other Banks agrees to immediately reimburse Mercantile in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the Fed Funds Rate calculated from the date of such payment by Mercantile to but excluding the date of reimbursement by such other Bank and on an actual-day, 360-day year basis. Each of the other Banks will be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees, any Letter of Credit Negotiation Fees and any interest on Letter of Credit Loans paid by Borrower, but such other Banks shall have no right to share in any Letter of Credit Issuance Fees or any other fees paid by Borrower to Mercantile in connection with any of the Letters of Credit.

     3.04 Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary: (a) if any of the Letters of Credit remain outstanding on the last day of the Revolving Credit Period, Borrower shall, on or before 12:00 noon (St. Louis time) on the last day of the Revolving Credit Period, surrender the originals of the applicable Letter(s) of Credit to Mercantile for cancellation; and (b) if the Borrower Security Agreement is no longer in full force and effect, upon the occurrence of any Event of Default under this Agreement (including, without limitation, Borrower's failure to comply with the requirements of clause (a) above), at Mercantile's option and without demand or further notice to Borrower, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Mercantile and Borrower) to have been paid or disbursed by Mercantile (notwithstanding that such amounts may not in fact have been so paid or disbursed by Mercantile), and a Letter of Credit Loan to Borrower in such amount to have been made and accepted by Borrower, which Letter of Credit Loan shall be immediately due and payable.
In lieu of the foregoing, at the election of Mercantile, if the Borrower Security Agreement is no longer in full force and effect, Borrower shall, upon Mercantile's demand, deliver to Mercantile cash, or other collateral acceptable to the Required Banks in their sole and absolute discretion, having a value, as determined by the Required Banks, at least equal to aggregate undrawn face amount of all outstanding Letters of Credit and execute and deliver to Mercantile such agreements as the Required Banks may require to grant Mercantile a first priority perfected security interest in such cash or other collateral. Any such collateral and/or any amounts received by Mercantile in payment of the Letter of Credit Loan made pursuant to this
Section 3.04 shall be held by Mercantile in a separate account at Mercantile appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Mercantile as collateral security for the payment of the Borrower's Obligations. Cash amounts delivered to Mercantile pursuant to the foregoing requirements of this Section
3.04 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to the Required Banks. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Mercantile to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Mercantile for drawings or payments under or pursuant to the Letters of Credit which Mercantile has paid, or if no such reimbursement is required to the payment of such other of Borrower's Obligations as the Required Banks shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 3.04 after the payment in full of all of the Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of Mercantile's expenses, if any).

SECTION 4.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

     4.01 Initial Revolving Credit Loan or Letter of Credit. Notwithstanding any provision contained in this Agreement to the contrary, none of the Banks shall have any obligation to make the initial Revolving Credit Loan under this Agreement and Mercantile shall have no obligation to issue the initial Letter of Credit under this Agreement unless the Agent shall have first received:

               (a) this Agreement, executed by a duly authorized officer of Borrower and each of the Guarantors;

               (b) the Notes, each executed by a duly authorized officer of Borrower;

               (c) the Borrower Security Agreement and such Uniform Commercial Code financing statements and other documents as the Collateral Agent or any of the Creditors may require in connection therewith, each executed by a duly authorized officer of Borrower;

               (d) the Huntco Nevada Security Agreement and such Uniform Commercial Code financing statements and other documents as the Agent or any of the Banks may require in connection therewith, each executed by a duly authorized officer of Huntco Nevada;

               (e) the Huntco Steel Security Agreement and such Uniform Commercial Code financing statements and other documents as the Agent or any of the Banks may require in connection therewith, each executed by a duly authorized officer of Huntco Steel;

               (f) the Midwest Products Security Agreement and such Uniform Commercial Code financing statements and other documents as the Agent or any of the Banks may require in connection therewith, each executed by a duly authorized officer of Midwest Products;

               (g) the HSI Aviation Security Agreement and such Uniform Commercial Code financing statements and other documents as the Agent or any of the Banks may require in connection therewith, each executed by a duly authorized officer of HSI Aviation;

               (h) the Intercreditor Agreement, executed by duly authorized officers of each of Borrower, the Guarantors, the Creditors and the Collateral Agent;

               (i) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Letter of Credit Applications, the Borrower Security Agreement, the Intercreditor Agreement and the other Transaction Documents executed by the Borrower, certified by the Secretary of Borrower;

               (j) a copy of resolutions of the Board of Directors of Huntco Nevada, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Huntco Nevada Security Agreement, the Intercreditor Agreement and the other Transaction Documents executed by Huntco Nevada, certified by the Secretary of Huntco Nevada;

               (k) a copy of resolutions of the Board of Directors of Huntco Steel, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Huntco Steel Security Agreement, the Intercreditor Agreement and the other Transaction Documents executed by Huntco Steel, certified by the Secretary of Huntco Steel;

               (l) a copy of resolutions of the Board of Directors of Midwest Products, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Midwest Products Security Agreement, the Intercreditor Agreement and the other Transaction Documents executed by Midwest Products, certified by the Secretary of Midwest Products;

               (m) a copy of resolutions of the Board of Directors of HSI Aviation, duly adopted, which authorize the execution, delivery and performance of this Agreement, the HSI Aviation Security Agreement, the Intercreditor Agreement and the other Transaction Documents executed by HSI Aviation, certified by the Secretary of HSI Aviation;

               (n) a copy of the Articles of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of State of the State of Missouri;

               (o) a copy of the Certificate of Incorporation of Huntco Nevada, including any amendments thereto, certified by the Secretary of State of the State of Nevada;

               (p) a copy of the Certificate of Incorporation of Huntco Steel, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

               (q) a copy of the Articles of Incorporation of Midwest Products, including any amendments thereto, certified by the Secretary of State of the State of Missouri;

               (r) a copy of the Articles of Incorporation of HSI Aviation, including any amendments thereto, certified by the Secretary of State of the State of Missouri;

               (s) a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

               (t) a copy of the By-Laws of Huntco Nevada, including any amendments thereto, certified by the Secretary of Huntco Nevada;

               (u) a copy of the By-Laws of Huntco Steel, including any amendments thereto, certified by the Secretary of Huntco Steel;

               (v) a copy of the By-Laws of Midwest Products, including any amendments thereto, certified by the Secretary of Midwest Products;

               (w) a copy of the By-Laws of HSI Aviation, including any amendments thereto, certified by the Secretary of HSI Aviation;

               (x) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents;

               (y) an incumbency certificate, executed by the Secretary of Huntco Nevada, which shall identify by name and title and bear the signatures of all of the officers of Huntco Nevada executing any of the Transaction Documents;

               (z) an incumbency certificate, executed by the Secretary of Huntco Steel, which shall identify by name and title and bear the signatures of all of the officers of Huntco Steel executing any of the Transaction Documents;

               (aa) an incumbency certificate, executed by the Secretary of Midwest Products, which shall identify by name and title and bear the signatures of all of the officers of Midwest Products executing any of the Transaction Documents;

               (bb) an incumbency certificate, executed by the Secretary of HSI Aviation, which shall identify by name and title and bear the signatures of all of the officers of HSI Aviation executing any of the Transaction Documents;

               (cc) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri;

               (dd) a certificate of corporate good standing of Huntco Nevada issued by the Secretary of State of the State of Nevada;

               (ee) certificates of corporate good standing of Huntco Steel issued by the Secretaries of State of the States of Delaware, Arkansas, Missouri, Illinois, Oklahoma, Texas, Tennessee, Kansas, Kentucky and South Carolina;

               (ff) certificates of corporate good standing of Midwest Products issued by the Secretaries of State of the States of Missouri and Pennsylvania;

               (gg) a certificate of corporate good standing of HSI Aviation issued by the Secretary of State of the State of Missouri;

               (hh) an opinion of counsel of Peper, Martin, Jensen, Maichel and Hetlage, independent counsel for Borrower and the Guarantors, in the form of Exhibit G attached hereto and incorporated herein by reference;

               (ii)     the initial Borrowing Base Certificate required by
Section 2.01(b);

               (jj) the Notice of Borrowing required by Section 2.02 and/or the Letter of Credit Request and the Letter of Credit Application required by Section 3.01(a), as the case may be; and

               (kk) evidence satisfactory to the Agent of the insurance required by the Security Agreements together with loss payable endorsements in form and substance satisfactory to the Agent naming the Collateral Agent as loss payee, duly executed by the insurance company;

               (ll) such other agreements, documents, instruments and certificates as the Agent or any of the Banks may reasonably request.

     4.02 All Revolving Credit Loans. Notwithstanding any provision contained in this Agreement to the contrary, none of the Banks shall have any obligation to make any Revolving Credit Loan under this Agreement unless:

               (a) the Agent shall have received a current Borrowing Base Certificate as required by Section 2.01(b);

               (b) the Agent shall have received a Notice of Borrowing for such Revolving Credit Loan as required by Section 2.02;

               (c) on the date of and immediately after such Revolving Credit Loan, no Default or Event of Default under this Agreement shall have occurred and be continuing;

               (d) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing; and

               (e) all of the representations and warranties of Borrower and the Guarantors contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan as if made on and as of the date of such Revolving Credit Loan (and for purposes of this Section 4.02(d), the representations and warranties made by Borrower in Section 5.04 shall be deemed to refer to the most recent financial statements of Borrower delivered to the Banks pursuant to Section 6.01(a)).

     Each request for a Revolving Credit Loan by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Revolving Credit Loan as to the facts specified in clauses (c), (d) and (e) of this Section 4.02.

     4.03 All Letters of Credit. Notwithstanding any provision contained in this Agreement to the contrary, Mercantile shall have no obligation to issue any Letter of Credit under this Agreement unless:

               (a) Mercantile shall have received a current Borrowing Base Certificate as required by Section 2.01(b);

               (b) Mercantile shall have received a Letter of Credit Request for such Letter of Credit as required by Section 3.01(a);

               (c) Mercantile shall have received a Letter of Credit Application for such Letter of Credit as required by Section 3.01(a), duly executed by an authorized officer of Borrower as account party;

               (d) Borrower shall have complied with all of the procedures and requirements set forth in Section 3.01;

               (e) on the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

               (f) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing;

               (g) all of the representations and warranties of Borrower and the Guarantors contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (and for purposes of this Section 4.03(f), the representations and warranties made by Borrower in Section 5.04 shall be deemed to refer to the most recent financial statements of Borrower delivered to the Banks pursuant to Section 6.01(a)); and

               (h) Mercantile shall have received such other documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses
(e), (f) and (g) of this Section 4.03.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to the Agent and each of the Banks that:

     5.01     Corporate Existence and Power.  Borrower and each Subsidiary:
(a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

     5.02 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes, the Letter of Credit Applications and the other Transaction Documents executed by Borrower are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. The execution, delivery and performance by each Guarantor of this Agreement and the other Transaction Documents to which it is a party are within the corporate powers of such Guarantor and have been duly authorized by all necessary corporate action on the part of such Guarantor.

     5.03 Binding Effect. This Agreement, the Notes, the Letter of Credit Applications and the other Transaction Documents executed contemporaneously with the execution of this Agreement have been duly executed and delivered by such of Borrower and the Guarantors as are parties thereto and constitute the legal, valid and binding obligations of such of Borrower and the Guarantors as are parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Letter of Credit Applications and the other Transaction Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of such of Borrower and the Guarantors as are parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.04 Financial Statements. Borrower has furnished each of the Banks with the following financial statements, identified by the chief financial officer of Borrower (or such other officer of Borrower as shall be reasonably acceptable to the Required Banks): (a) a consolidated balance sheet and statements of income, changes in shareholders' equity and cash flows of Borrower and its Subsidiaries as of and for the fiscal year ended April 30, 1997, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) an unaudited consolidated balance sheet and statements of income and cash flows of Borrower and its Subsidiaries as of and for the fiscal quarter ended October 31, 1997, certified by the chief financial officer of Borrower (or such other officer of Borrower as shall be reasonably acceptable to the Required Banks) as being true and correct to the best of his or her knowledge and as being prepared in accordance with GAAP consistently applied. Borrower further represents and warrants to each of the Banks that: (i) said balance sheets and their accompanying notes fairly present in all material respects the condition of Borrower and its Subsidiaries as of the dates thereof; (ii) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower or any of its Subsidiaries since October 31, 1997; and (iii) neither Borrower nor any of its Subsidiaries had any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

     5.05 Litigation. Except as disclosed on Schedule 5.05 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which, if adversely determined against Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against Borrower or any Subsidiary.

     5.06 Pension and Welfare Plans. Each Pension Plan and Welfare Plan complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any Subsidiary nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; neither Borrower nor any Subsidiary nor any ERISA Affiliate has entered into an agreement pursuant to
Section 4204 of ERISA; neither Borrower nor any Subsidiary nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither Borrower nor any Subsidiary nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by Borrower or any Subsidiary or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by Borrower or any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any Subsidiary nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of Borrower and its Subsidiaries delivered by Borrower to the Banks, neither Borrower nor any Subsidiary nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

     5.07 Tax Returns and Payment. Borrower and its Subsidiaries have filed all Federal, state, local and other tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective Properties, assets, income and franchises which have become due and payable by Borrower or any of its Subsidiaries, except those wherein the amount, applicability or validity are being contested by Borrower or any such Subsidiary by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no proposed, asserted or assessed tax deficiency against Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     5.08 Subsidiaries. Borrower has no Subsidiaries other than as identified on Schedule 5.08 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 5.08 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of common and preferred stock authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by Borrower or one or more of its Subsidiaries. All of the issued and outstanding capital stock of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on Schedule 5.08 attached hereto and except for Investments permitted by clause (i) of the definition of Restricted Investments, neither Borrower nor any of its Subsidiaries, individually or collectively, owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business other than Borrower's Subsidiaries. Borrower may at any time amend, modify or supplement Schedule 5.08 by notifying the Agent and each of the Banks in writing of any changes thereto, including any formation, acquisition, merger or liquidation of Subsidiaries or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement, and thereby the representations and warranties contained in this Section 5.08 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

     5.09 Compliance With Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on Borrower's financial statements heretofore submitted to the Banks; none of the execution and delivery by Borrower and the Guarantors of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of the Guarantors, or any of the provisions of the Certificates or Articles of Incorporation or By-Laws of Borrower or any of the Guarantors or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower or any of the Guarantors is a party or subject, or by which Borrower or any of the Guarantors or any Property or assets of Borrower or any of the Guarantors is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Collateral Agent for the equal and ratable benefit of the Creditors under the Security Agreements). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

     5.10 Other Debt, Guarantees and Capitalized Leases. Except as disclosed on Schedule 5.10 attached hereto and except for Indebtedness of any Subsidiary to Borrower or any other Subsidiary, neither Borrower nor any Subsidiary is a borrower, guarantor or obligor with respect to, or a lessee under, any Debt, Guarantees or Capitalized Leases. Borrower may at any time amend, modify or supplement Schedule 5.10 by notifying the Agent and each of the Banks in writing of any changes thereto, and thereby the representations and warranties contained in this Section 5.10 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

     5.11     Labor Matters.   Neither Borrower nor any Subsidiary is a party
to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary is subject. Hours worked and payments made to the employees of Borrower and its Subsidiaries have not been in violation of (a) the Fair Labor Standards Act or (b) any other applicable law dealing with such matters, the violation of which could reasonably be expected to have a Material Adverse Effect. All payments due from Borrower or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books.

     5.12 Title to Property. Borrower and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary to conduct its business, and all of such Property is free and clear of all Liens other than Permitted Liens. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession in all material respects under all material leases under which they are operating as lessees.

     5.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by any of the Banks, Borrower shall furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     5.14 Multi-Employer Pension Plan Amendments Act of 1980. Borrower and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and has no liability for pension contributions pursuant to MEPPAA.

     5.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     5.16     Patents, Licenses, Trademarks, Etc.  Except as disclosed on
Schedule 5.16 attached hereto, neither Borrower nor any Subsidiary has any patents, trademarks, trademark rights or copyrights which are material to the business of Borrower or any Subsidiary. Borrower may at any time amend, modify or supplement Schedule 5.16 by notifying the Agent and each of the Banks in writing of any changes thereto, and thereby the representations and warranties contained in the first sentence of this Section 5.16 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement. Borrower and each Subsidiary possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person.

     5.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 5.17 attached hereto: (i) the operations of Borrower and each Subsidiary comply in all material respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws;
(ii) none of the operations of Borrower or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) to the best of Borrower's knowledge after due inquiry, none of the operations of Borrower or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any Release of Hazardous Substances or any unsafe or unhealthful condition at any premises owned, leased or operated by Borrower or such Subsidiary; (iv) neither Borrower nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or (B) any unsafe or unhealthful condition at any premises owned, leased or operated by Borrower or such Subsidiary; and (v) neither Borrower nor any Subsidiary has any material contingent liability in connection with (A) any Release into the environment of, or otherwise with respect to, any Hazardous Substances or (B) any unsafe or unhealthful condition at any premises owned, leased or operated by Borrower or such Subsidiary.

     5.18 Investments. Except as disclosed on Schedule 5.18 attached hereto, neither Borrower nor any Subsidiary has any Restricted Investments.

     5.19 No Default. No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which Borrower or any Subsidiary is a party or by which any Property of Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary of Borrower has and is in full compliance with and in good standing with respect to all governmental permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the best of Borrower's knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower or such Subsidiary, as the case may be. Neither Borrower nor any Subsidiary of Borrower is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

     5.20 Government Contracts. Neither Borrower nor any Subsidiary is a party to or bound by any supply or purchase agreements with the Federal government or any state or local government or any agency thereof, the termination or cancellation of which could reasonably be expected to have a Material Adverse Effect.

     5.21 Purchase and Other Commitments and Outstanding Bids. No material purchase or other commitment of Borrower or any Subsidiary is in excess of the normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or, to the best of Borrower's knowledge, contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no material outstanding bid, sales proposal, contract or unfilled order of Borrower or any Subsidiary which (i) will, or could if accepted, require Borrower or any Subsidiary to supply goods or services at a cost to Borrower or any Subsidiary in excess of the revenues to be received therefor or (ii) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business based on market conditions current at that time.

     5.22 Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to the Agent or any of the Banks in writing by or on behalf of Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of Borrower, there is no fact peculiar to Borrower or any of its Subsidiaries which presently has a Material Adverse Effect or in the future (so far as Borrower can now foresee) could reasonably be expected to have a Material Adverse Effect, which has not heretofore been disclosed in writing by Borrower to the Agent and each of the Banks.

SECTION 6.  COVENANTS.

     6.01 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan under this Agreement or Mercantile has any obligation to issue any Letter of Credit under this Agreement, (ii) any Letter of Credit remains outstanding or (iii) any of Borrower's Obligations remain unpaid:

     (a)     Information.  Borrower will deliver to each of the Banks:

               (i)  as soon as available and in any event within one hundred
(100) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of Price Waterhouse or other independent certified public accountants of nationally recognized standing selected by Borrower and reasonably acceptable to the Required Banks together with (A) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (B) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in Sections 6.01(q), 6.02(a)(vi), 6.02(b) and 6.02(i) of this Agreement (such accountants, however, shall not be liable to the Agent or any of the Banks by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards); provided, however, that delivery pursuant to Section 6.01(a)(iii) below of copies of the Annual Report on Form 10-K of Borrower for such fiscal year filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) shall be deemed to satisfy the requirements of this Section 6.01(a)(i) with respect to consolidated financial statements;

               (ii) as soon as available and in any event within fifty (50) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments and footnote disclosures) as to fairness of presentation, GAAP and consistency by the chief financial officer of Borrower (or such other officer of Borrower as shall be reasonably acceptable to the Required Banks); provided, however, that delivery pursuant to Section 6.01(a)(iii) below of copies of the Quarterly Report on Form 10-Q of Borrower for such fiscal quarter filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) shall be deemed to satisfy the requirements of this Section 6.01(a)(ii) with respect to consolidated financial statements;

               (iii) within five (5) days after the sending or filing thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower or any Subsidiary shall send to the holders of the Class A Common Stock, $.01 par value, of Borrower and copies of all registration statements (without exhibits) and all reports which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (iv) simultaneously with the delivery of each set of financial statements referred to in Sections 6.01(a)(i) and (ii) above, a certificate of the chief financial officer of Borrower (or such other officer of Borrower as shall be reasonably acceptable to the Required Banks) in the form attached hereto as Exhibit H and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 6.01(q), 6.02(a)(vi), 6.02(b) and 6.02(i) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and (C) certifying that all of the representations and warranties of Borrower and the Guarantors contained in this Agreement and in the other Transaction Documents are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

               (v) promptly upon receipt thereof, any reports submitted to Borrower or any Subsidiary (other than reports previously delivered pursuant to Sections 6.01(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

               (vi) as soon as available and in any event within ninety (90) days after the beginning of each fiscal year of Borrower, consolidated balance sheet, income statement and cash flow projections for Borrower and its Subsidiaries for such fiscal year, all in form and detail reasonably acceptable to the Required Banks; and

               (vii) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary as the Agent or any of the Banks may from time to time reasonably request.

     Each of the Banks is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower or any Subsidiary to any regulatory authority having jurisdiction over such Bank, pursuant to any request therefor.

     (b) Payment of Indebtedness. Borrower will, and it will cause each of its Subsidiaries to, (i) pay and discharge any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon Borrower or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

     (c) Maintenance of Books and Records; Consultations and Inspections. Borrower will, and it will cause each of its Subsidiaries to, maintain books and records in accordance with GAAP and in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each of its Subsidiaries to, upon two (2) Domestic Business Days prior oral or written notice to Borrower from the Agent or any Bank (provided, however, that no notice need be given if any Default or Event of Default under this Agreement has occurred and is continuing), permit the Agent and each of the Banks (and any Person appointed by the Agent or any of the Banks to whom the Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary with the officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Agent or any of the Banks may from time to time reasonably request (but not so often as to materially interfere with the business of the Borrower or any of its Subsidiaries). Borrower will also permit, and will cause each of its Subsidiaries to permit, inspection of its Properties, books and records by the Agent and each of the Banks during normal business hours and at other reasonable times. In addition to the collateral examination fees set forth in Section 2.06 of this Agreement, Borrower will reimburse the Agent and each of the Banks upon demand for all reasonable costs and expenses incurred by the Agent or any of the Banks in connection with any such inspection conducted by the Agent or any of the Banks while any Default or Event of Default under this Agreement has occurred and is continuing.
Borrower irrevocably authorizes the Agent and each of the Banks to, upon two
(2) Domestic Business Days prior oral or written notice to Borrower from the Agent or any Bank (provided, however, that no notice need be given if any Default or Event of Default under this Agreement has occurred and is continuing), communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to the Agent and each of the Banks any and all information with respect to the business and financial condition of Borrower and its Subsidiaries as the Agent or any of the Banks may from time to time reasonably request in writing.

     (d) Payment of Taxes. Borrower will, and it will cause each of its Subsidiaries to, duly file all Federal, state and local income tax returns and all other tax returns and reports of Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Banks.

     (e) Payment of Claims. Borrower will, and it will cause each of its Subsidiaries to, promptly pay and discharge (i) all trade accounts payable in accordance with usual and customary business practices (but in no event later than thirty (30) days after the due date thereof) and (ii) all claims for work, labor or materials which if unpaid might become a Lien upon any of its Property or assets; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Banks.

     (f) Corporate Existence. Borrower will, and it will cause each of its Subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification.

     (g) Maintenance of Property. Borrower will, and it will cause each of its Subsidiaries to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

     (h) Compliance with Laws, Regulations, Etc. Borrower will, and it will cause each of its Subsidiaries to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower or such Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

     (i) Environmental Matters. Borrower shall give the Agent and each of the Banks prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to Borrower or any Subsidiary or any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary which constitutes a violation in any material respect of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Within thirty (30) days after the giving of any such notice, Borrower shall deliver to each of the Banks Borrower's plan with respect to removal or remediation and Borrower agrees to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. Borrower shall promptly provide the Agent and each of the Banks with copies of all documentation relating thereto, and such other information with respect to environmental matters as the Agent or any of the Banks may request from time to time.

     (j) ERISA Compliance. If Borrower, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply in all material respects with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, Borrower will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

               (i) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

               (ii) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived;

               (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

               (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

     Notwithstanding any provision contained in this Section 6.01(j) to the contrary, an act by Borrower or any Subsidiary shall not be deemed to constitute a violation of this Section 6.01(j) unless the Required Banks determine in good faith that said action, individually or cumulatively with other acts of Borrower and its Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.

     (k) Notices. Borrower will notify the Agent and each of the Banks in writing of any of the following within three (3) Domestic Business Days after learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (i) the occurrence of any Default or Event of Default under this Agreement;

               (ii) the occurrence of any default or event of default by Borrower, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;

               (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $500,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $500,000.00) or any form of equitable relief;

               (iv) the entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary;

               (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA which covers retired employees and their beneficiaries;

               (vi) the occurrence of any material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower, any other Obligor or any Subsidiary; and

               (vii) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as the Agent or any of the Banks may from time to time reasonably specify.

     (l) Insurance. Borrower will, and it will cause each of its Subsidiaries to, insure all of its Property of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by the Required Banks, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by the Required Banks. All insurance required by this Section 6.01(l) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Banks; provided, however, that if any such insurance is not available at commercially reasonable rates from any insurer rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers), then Borrower or such Subsidiary, as the case may be, may obtain such insurance from an insurer rated B or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) and such insurer shall be deemed to be reasonably acceptable to the Required Banks. All such insurance may be subject to reasonable deductible amounts. Simultaneously with each delivery of financial statements under Section 6.01(a)(i), Borrower shall deliver to the Agent and each of the Banks a certificate of an officer of Borrower specifying the details of all insurance then in effect and evidence of the payment of all premiums therefor.

     (m) Further Assurances. Borrower will, and it will cause each of the Guarantors to, execute and deliver to the Agent, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Agent or any of the Banks may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

     (n) Accountant. Borrower will give each of the Banks prompt notice of any change of Borrower's independent certified public accountants and a statement of the reasons for such change (the Banks acknowledge that any report on Form 8-K which may be filed by Borrower with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) in connection with any change of the Borrower's independent certified public accountants shall be deemed to satisfy the requirements of this sentence so long as a copy of the same is promptly delivered to each of the Banks). Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks.

     (o) Ownership of Guarantors. Borrower will at all times be the sole legal, beneficial and record owner of all of the issued and outstanding shares of each class of capital stock of Huntco Nevada. Borrower will cause Huntco Nevada to at all times be the sole legal, beneficial and record owner of all of the issued and outstanding shares of each class of capital stock of each of Huntco Steel and Midwest Products. Borrower will cause Huntco Steel to at all times be the sole legal, beneficial and record owner of all of the issued and outstanding shares of each class of capital stock of HSI Aviation.

     (p) Covenant to Secure Borrower's Obligations Equally. Borrower will, if it or any Subsidiary shall create or assume any Lien upon any of its Property or assets, whether now owned or hereinafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 10.11 of this Agreement), make or cause to be made effective provision whereby all of the Borrower's Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured as evidenced by documentation which is acceptable to the Required Banks. Borrower acknowledges and agrees that compliance with this covenant will not cure a violation of Section 6.02(b) of this Agreement or any other covenant contained in this Agreement.

     (q)     Financial Covenants.

               (i) Minimum Consolidated Tangible Net Worth. Borrower will at all times keep and maintain a Consolidated Tangible Net Worth in an amount not less than the sum of (A) $100,000,000.00 plus (B) Sixty Percent (60%) of the Consolidated Net Income of Borrower and its Subsidiaries for each fiscal quarter of Borrower ending on or after October 31, 1996 (such required increases to be cumulative for each such fiscal quarter), provided that for purposes of the foregoing calculation, Consolidated Net Income shall be deemed to be $0.00 for any fiscal quarter for which Consolidated Net Income is less than or equal to $0.00.

               (ii) Maximum Consolidated Debt to Consolidated EBITDA Ratio. Borrower will have and maintain as of the last day of each fiscal quarter of Borrower ending on or after the Collateral Release Date a Consolidated Debt to Consolidated EBITDA Ratio of not more than 3.75 to 1.0.

               (iii) Maximum Leverage Ratio. Borrower will at all times have and maintain a ratio, expressed as a percentage, of (A) Consolidated Funded Debt to (B) Consolidated Total Capitalization which is less than or equal to Fifty Percent (50%).

               (iv) Minimum Consolidated Debt Service Coverage Ratio. Borrower will have and maintain a Consolidated Debt Service Coverage Ratio of at least (A) 1.75 to 1.0 for the four (4) consecutive fiscal quarter period of Borrower ended on December 31, 1997, (B) 1.75 to 1.0 for the four (4) consecutive fiscal quarter period of Borrower ending on March 31, 1998, (C)
1.75 to 1.0 for the four (4) consecutive fiscal quarter period of Borrower ending on June 30, 1998, (D) 1.0 to 1.0 for the four (4) consecutive fiscal quarter period of Borrower ending on September 30, 1998, (E) 1.0 to 1.0 for the four (4) consecutive fiscal quarter period of Borrower ending on December 31, 1998, and (F) 1.2 to 1.0 for each four (4) consecutive fiscal quarter period of Borrower ending on or after March 31, 1999.

     (r) Guarantees by New Subsidiaries. If Borrower creates, forms or acquires any Subsidiary on or after the date of this Agreement, Borrower will, contemporaneously with the creation, formation or acquisition of such Subsidiary, cause such Subsidiary to guaranty the payment and performance of the Borrower's Obligations and to secure said guaranty with a security interest in and lien on all of the Specified Collateral of such Subsidiary, all pursuant to documentation in form and substance reasonably satisfactory to the Required Banks.

     6.02 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan under this Agreement or Mercantile has any obligation to issue any Letter of Credit under this Agreement, (ii) any Letter of Credit remains outstanding or
(iii) any of the Borrower's Obligations remain unpaid, unless the prior written consent of the Required Banks is obtained:

     (a) Limitation on Indebtedness. Borrower will not, and it will not cause or permit any of its Subsidiaries to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

               (i)  the Borrower's Obligations to the Agent and the Banks;

               (ii) unsecured trade accounts payable and other normal accruals incurred in the ordinary course of business which are not more than thirty (30) days past due;

               (iii) Indebtedness existing as of the date hereof and listed on Schedule 5.10 attached hereto;

               (iv)  Subordinated Indebtedness;

               (v) Indebtedness of any Subsidiary to Borrower or any other Subsidiary;

               (vi) Indebtedness of any Subsidiary to any Person other than Borrower or any other Subsidiary not otherwise permitted by this Section 6.02(a), provided that after giving effect thereto the sum of (A) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by clause (f) of the definition of Permitted Liens plus (B) the aggregate outstanding principal amount of all such Indebtedness, determined on a combined basis for all Subsidiaries of Borrower and without duplication, does not at any time exceed Ten Percent (10%) of Consolidated Tangible Net Worth as of the end of the fiscal quarter of Borrower immediately preceding the date of determination; and

               (vii) other Indebtedness of Borrower to the extent not otherwise prohibited by this Agreement.

     (b) Limitation on Liens. Borrower will not, and will not cause or permit any of its Subsidiaries to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its or their Property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

     (c) Consolidation, Merger, Sale of Assets, Etc. (i) Borrower will not, and it will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it, except that: (A) any Subsidiary may merge or consolidate with or into Borrower (provided that Borrower shall be the continuing or surviving corporation) or with or into any one or more other Subsidiaries; (B) any Subsidiary may merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it, provided that, upon the consummation of such merger or consolidation (1) the continuing or surviving corporation of such merger or consolidation shall be a Subsidiary, (2) the continuing or surviving corporation of such merger or consolidation shall, pursuant to documentation reasonably acceptable to the Required Banks, (x) either (a) expressly assume all of the obligations and liabilities of the Subsidiary being merged or consolidated under Section 9 of this Agreement if such Subsidiary was a Guarantor or (b) guaranty the payment and performance of all of the Borrower's Obligations and (y) grant the Collateral Agent for the equal and ratable benefit of the Creditors a security interest in all of the Specified Collateral of the continuing or surviving corporation as security for its guaranty of the Borrower's Obligations and (3) no Default or Event of Default shall exist; and (C) Borrower may permit any Person to merge into or with or consolidate with it, provided that, upon the consummation of such merger or consolidation (1) Borrower is the continuing or surviving corporation of such merger or consolidation and (2) no Default or Event of Default shall exist.

     (ii) Borrower will not, and will not cause or permit any of its Subsidiaries to, sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock of a Subsidiary owned by Borrower or another Subsidiary) or issue, sell or otherwise dispose of any shares of capital stock of any Subsidiary, except for (A) sales of Inventory in the ordinary course of business, (B) sales of fixed assets which are obsolete, worn-out or otherwise not used or useable in the ordinary course of its business, so long as the net proceeds thereof are used solely to purchase replacement fixed assets or assets of comparable quality or to pay or prepay Debt of Borrower or such Subsidiary, as the case may be, (C) other sales of fixed assets which are not used or useable in the ordinary course of its business, so long as the gross sale proceeds from all such asset sales by Borrower and its Subsidiaries does not exceed $1,000,000.00 in the aggregate in any fiscal year, (D) sales or transfers of fixed assets from (x) Borrower to any Subsidiary, (y) any Subsidiary to any other Subsidiary or (z) any Subsidiary to Borrower and (E) sale and leaseback transactions permitted by Section 6.02(d).

     (d) Sale and Leaseback Transactions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Borrower or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by Borrower or such Subsidiary to any Person other than Borrower or a Wholly-Owned Subsidiary and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term (a "Sale-Leaseback Transaction"); provided, however, that notwithstanding the foregoing, Borrower or any of its Subsidiaries may enter into a Sale-Leaseback Transaction with a municipal authority in connection with an industrial revenue bond financing so long as (i) Borrower and/or one or more of its Wholly-Owned Subsidiaries is the owner of all of the bonds issued in connection with such industrial revenue bond financing, (ii) the net proceeds of such Sale-Leaseback Transaction are used by the entity selling the Property solely to pay down Debt of such entity and (iii) the consummation of such Sale-Leaseback Transaction and the related industrial revenue bond financing do not violate any of the other covenants contained in this Agreement. A sale, transfer or other disposition by Borrower or any Subsidiary of rights under a purchase order or other contract to purchase Property prior to the purchase of such Property by Borrower or any Subsidiary shall not constitute a Sale-Leaseback Transaction for purposes of this Section 6.02(d) even if such Property is thereafter leased by Borrower or any Subsidiary from the Person purchasing such Property so long as neither Borrower nor any Subsidiary pays any portion of the purchase price of such Property.

     (e) Sale or Discount of Accounts. Borrower will not, and it will not cause or permit any of its Subsidiaries to, sell or discount any of its notes or accounts receivable or chattel paper.

     (f) Transactions with Affiliates. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     (g) Changes in Nature of Business. Borrower will not, and it will not cause or permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in (or proposed to be engaged in) by Borrower and its Subsidiaries as of the date of this Agreement, which is the business of metals processing, general manufacturing and related distribution activities including transportation.

     (h) Fiscal Year. Borrower will not, and it will not cause or permit any of its Subsidiaries to, change its fiscal year unless (i) any such change is effected in accordance with GAAP and in a manner approved by Borrower's independent certified public accountants and (ii) if the Required Banks, in their sole and absolute discretion, determine that any such change has any significant effect on any of the financial covenants contained in this Agreement (A) with respect to those financial covenant(s) upon which the effect of such fiscal year change can be determined with mathematical certainty, such financial covenant(s) shall be amended to reflect the effect of such fiscal year change (and Borrower, each of the Guarantors, the Agent and each of the Banks shall be obligated to promptly execute an amendment to such effect) and (B) with respect to those financial covenant(s) upon which the effect of such fiscal year change cannot be determined with mathematical certainty, Borrower and the Banks shall, in good faith, negotiate and use their best efforts to agree upon new financial covenant(s) reasonably acceptable to Borrower and the Required Banks to replace the affected financial covenant(s) (which new financial covenant(s) shall, to the extent reasonably possible, approximate the effect of such fiscal year change on the existing financial covenant(s)), and if Borrower and the Required Banks cannot, in good faith, agree on said new financial covenant(s), the existing financial covenant(s) shall remain in full force and effect. Each such amendment shall be evidenced by an instrument in writing signed by Borrower, each of the Guarantors, the Agent and each of the Banks and, until such amendment has been fully executed, the existing financial covenant(s) shall remain in full force and effect.

     (i) Stock Redemptions and Distributions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, declare or incur any liability to make any Distribution in respect of the capital stock of Borrower or the capital stock of such Subsidiary, as the case may be, except that (i) the Wholly-Owned Subsidiaries of Borrower shall be permitted to declare and pay cash dividends on their respective capital stock and (ii) so long as no Default or Event of Default under this Agreement has occurred and is continuing or is created thereby or would result therefrom, (A) Borrower shall be permitted to declare and pay cash dividends on its capital stock in an aggregate amount of up to $5,000,000.00 during each fiscal year of Borrower,
(B) the Subsidiaries of Borrower (other than Wholly-Owned Subsidiaries of Borrower) shall be permitted to declare and pay cash dividends on their respective capital stock and (C) Borrower shall be permitted to redeem, repurchase or otherwise acquire shares of its capital stock so long as the aggregate consideration paid or committed to be paid by Borrower for all shares so redeemed, repurchased or otherwise acquired by Borrower during any fiscal year of Borrower does not exceed the sum of $250,000.00.

     (j) Pension Plans. Borrower will not, and it will not cause or permit any of its Subsidiaries to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty.

     (k) Subordinated Indebtedness. Borrower will not make any payments of principal, interest or other amounts on or with respect to any of its Subordinated Indebtedness to the extent prohibited by the subordination provisions governing the same.

     (l) Limitations on Acquisitions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, make or suffer to exist any Acquisition of any Person, except Acceptable Acquisitions, unless such Acquisitions are funded solely by, or from the proceeds of, the issuance of capital stock by Borrower.

     (m) Restricted Investments. Borrower will not, and it will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Investments.

     (n) Limitations on Restrictive Agreements. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into, or suffer to exist, any agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or prepay any Indebtedness owed to Borrower or any other Subsidiary, (b) make loans or advances to Borrower or any other Subsidiary, (c) transfer any of its properties or assets to Borrower or any other Subsidiary (other than with respect to assets subject to Liens permitted by clause (f) of the definition of Permitted Liens) or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than with respect to assets subject to Liens permitted by clause (f) of the definition of Permitted Liens); provided that the foregoing shall not apply to (i) restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement and listed on Schedule 6.02(n) attached hereto and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive than those contained in the agreements governing the Debt being renewed, extended or refinanced or (ii) restrictions contained in agreements governing Debt incurred after the date of this Agreement by Borrower or any Subsidiary in compliance with this Agreement provided that such restrictions are no more restrictive than those contained in this Agreement (without giving effect to any amendment or modification thereof in violation of Section 6.02(o) hereof).

     (o) Financial Covenants and Collateral Provisions of Note Purchase Agreements and other Restricted Agreements. Borrower will not, and it will not cause or permit any of its Subsidiaries to: (i) enter into any indenture, agreement or other instrument under which any Debt of Borrower or any Subsidiary may be issued (a "Restricted Agreement") or (ii) agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of any of the Note Purchase Agreements or any other Restricted Agreement, in either case, with terms the effect of which is to (A) include a Financial Covenant which is not contained in this Agreement, (B) revise or alter any Financial Covenant contained therein the effect of which is to increase or expand the restriction on Borrower or any Subsidiary or (C) except for Permitted Liens, grant collateral for the obligations of Borrower or any Subsidiary thereunder, unless Borrower or such Subsidiary, as the case may be, concurrently incorporates herein such additional, altered or revised Financial Covenant or grant of collateral (as the case may be). The incorporation of each such additional Financial Covenant is hereby deemed to occur automatically and concurrently by reason of the execution of this Agreement without any further action or the execution of any additional document by any of the parties to this Agreement (and Borrower hereby agrees to give the Agent and each of the Banks prompt written notice of each such Financial Covenant so incorporated into this Agreement). Without limiting the foregoing, neither Borrower nor any Subsidiary, directly or indirectly, will offer any economic inducement (including, without limitation, any collateral) to any holder of any Private Placement Notes under the Note Purchase Agreements or to any other Person who is a party to any other Restricted Agreement for the purpose of inducing such holder or such other Person to enter into any waiver of any event of default under the Note Purchase Agreements or such other Restricted Agreement or event which with the lapse of time or the giving of notice, or both, would constitute such an event of default, unless the same such economic inducement has been concurrently offered and paid on a pro-rata basis (determined with respect to the aggregate Commitments hereunder, whether used or unused) to all of the Banks (it being understood and agreed that the offering of such economic inducement to the Banks shall not be deemed or construed to obligate any such Bank to enter into any waiver of any Default or Event of Default hereunder). Borrower acknowledges and agrees that compliance with this covenant will not cure a violation of Section 6.02(b) of this Agreement or any other covenant contained in this Agreement.

     6.03 Use of Proceeds. Borrower covenants and agrees that (i) the proceeds of the Revolving Credit Loans will be used solely for working capital and general corporate purposes of Borrower and/or its Subsidiaries (including the funding of all or any portion of any Acceptable Acquisitions); and (ii) no part of the proceeds of any Loan will be used in violation of any applicable law or regulation.

SECTION 7.  EVENTS OF DEFAULT.

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

     7.01 Borrower shall fail to pay any of Borrower's Obligations constituting interest within five (5) days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     7.02 Borrower shall fail to pay any of Borrower's Obligations (other than interest) as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     7.03 Any representation or warranty of Borrower or any of the Guarantors made in this Agreement, in any other Transaction Document to which Borrower or any of the Guarantors is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     7.04 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 2.01(c), Section 2.01(d), Section 3.04, Section 6.01(c) (except the first sentence of Section 6.01(c)), Section 6.01(k),
Section 6.01(l), Section 6.01(m), Section 6.01(o), Section 6.01(p), Section 6.01(q), Section 6.02 or Section 6.03;

     7.05 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 7.01, 7.02, 7.03 or 7.04 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Agent or any of the Banks or (ii) any officer of Borrower obtaining knowledge of such default;

     7.06 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower or any of the Guarantors, or if the transactions completed hereunder or thereunder shall be contested by Borrower or any of the Guarantors or if Borrower or any of the Guarantors shall deny that it has any further liability or obligation hereunder or thereunder;

     7.07 Borrower, any other Obligor or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

     7.08 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any other Obligor or any Subsidiary, or of a substantial part of the Property or assets of Borrower, any other Obligor or any Subsidiary, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any other Obligor or any Subsidiary or of a substantial part of the Property or assets of Borrower, any other Obligor or any Subsidiary or (iii) the winding-up or liquidation of Borrower, any other Obligor or any Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty
(60) consecutive days;

     7.09 Any of the Letter of Credit Applications shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Letter of Credit Applications shall be contested or denied by Borrower, or if Borrower shall deny that it has any further liability or obligation under any of the Letter of Credit Applications or if Borrower shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Letter of Credit Applications;

     7.10 Any "Event of Default" (as defined therein) shall occur under or within the meaning of any of the Security Agreements;

     7.11 Other than by reason of the termination of the Intercreditor Agreement in accordance with its terms, (a) the Intercreditor Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, (b) the validity or enforceability of the Intercreditor Agreement shall be contested or denied by Borrower or any of the Guarantors, (c) Borrower or any of the Guarantors shall deny that it has any further liability or obligation under the Intercreditor Agreement or (d) Borrower or any of the Guarantors shall fail to comply with or observe any of the terms, provisions, conditions, agreements or covenants contained in the Intercreditor Agreement;

     7.12 Borrower, any other Obligor or any Subsidiary shall be declared by any of the Banks to be in default on, or pursuant to the terms of, (1) any other present or future obligation to such Bank(s), including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to such Bank(s) a Lien upon any Property or assets of Borrower, such other Obligor or such Subsidiary, as the case may be;

     7.13 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Debt of Borrower, any other Obligor or any Subsidiary (other than the Borrower's Obligations) having an aggregate outstanding principal balance in excess of $500,000.00 which is not cured within any applicable cure period (if any);

     7.14 Any "Event of Default" (as defined therein) shall occur under or within the meaning of any of the Note Purchase Agreements;

     7.15 Borrower, any other Obligor or any Subsidiary shall have a judgment entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by Borrower, such other Obligor or such Subsidiary, as the case may be, within thirty (30) days after the entry of such judgment;

     7.16 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA which covers retired employees and their beneficiaries;
or

     7.17 The institution by Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $500,000.00; or the institution by the PBGC of steps to terminate any Pension Plan;

     THEN, and in each such event (other than an event described in Sections
7.07 or 7.08), the Agent may, or if requested in writing by the Required Banks the Agent shall, declare that the obligation of the Banks to make Revolving Credit Loans under this Agreement and the obligation of Mercantile to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Banks and Mercantile shall be immediately and forthwith terminated, and the Agent may further, or if requested in writing by the Required Banks the Agent shall further, declare on behalf of each of the Banks that the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations are forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and the Banks may exercise any and all other rights and remedies which any of them may have under this Agreement or any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections
7.07 or 7.08, the obligation of the Banks to make Revolving Credit Loans under this Agreement and the obligation of Mercantile to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and the Banks may exercise any and all other rights and remedies which any of them may have under this Agreement or any of the other Transaction Documents or under applicable law.

SECTION 8.  AGENT

     8.01 Appointment. Mercantile Bank National Association is hereby appointed by the Banks as Agent under this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement.

     8.02 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by the this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 7.

     8.03 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Banks for any action taken or not taken by it in connection with this Agreement or any of the other Transaction Documents (i) with the consent or at the request of the Required Banks (this clause (i), however, shall not exculpate the Agent from its own gross negligence or willful misconduct in the manner in which it takes any action with the consent of or at the request of the Required Banks) or (ii) in the absence of its own gross negligence or willful misconduct.

     8.04 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (iv) be responsible for the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (vi) be responsible for the creation, attachment, perfection or priority of any security interests or liens purported to be granted to the Collateral Agent, the Agent or any of the Banks pursuant to this Agreement or any of the other Transaction Documents.

     8.05 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to Section 10.03, Section 10.04 or Section 10.05, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 10.03, 10.04 and 10.05), the Notes, the Letter of Credit Applications or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

     8.06 Action Upon Instructions of Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in this Agreement or any of the other Transaction Documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Banks or of all of the Banks.

     8.07 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

     8.08 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

     8.09 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

     8.10 Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for (a) any out-of-pocket costs and expenses not reimbursed by Borrower for which the Agent is entitled to reimbursement by the Borrower under this Agreement or any of the other Transaction Documents and (b) for any other out-of-pocket costs and expenses incurred by the Agent on behalf of the Banks in connection with the preparation, execution, delivery, amendment, modification, extension, renewal and/or enforcement of this Agreement and/or any of the other Transaction Documents.

     8.11 Rights as a Bank. With respect to its Commitment, the Loans made by it, the Letters of Credit issued by it and the Note issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of banking or trust business with the Borrower and its Subsidiaries and Affiliates as if it were not the Agent.

     8.12 Independent Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

     8.13 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Banks and Borrower. Such resignation shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. In the event a successor Agent shall not have been appointed within the thirty (30) day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections
8.05 and 8.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States having a combined capital and surplus of at least $500,000,000.00.

     8.14 Duration of Agency. The agency established by Section 8.01 hereof shall continue, and Sections 8.01 through and including this Section
8.14 shall remain in full force and effect, until all of the Borrower's Obligations shall have been paid in full, all of the Letters of Credit have expired or been terminated and the Banks' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of the Borrower shall have terminated or expired.

SECTION 9.  GUARANTY.

     9.01 Guarantee. (a) Each of the Guarantors hereby absolutely and unconditionally guarantees the due and punctual payment and performance of all of the Borrower's Obligations, including, without limitation, (i) the due and punctual payment of the principal of and interest on the Revolving Credit Loans and the Letter of Credit Loans made to Borrower pursuant to this Agreement and (ii) the due and punctual payment of all other amounts (including, without limitation, reimbursement obligations with respect to Letters of Credit issued for the account of Borrower) payable by Borrower under this Agreement or any of the other Transaction Documents. Upon failure by Borrower to pay any such amount when due and payable, whether by reason of demand, maturity, acceleration or otherwise, upon demand by the Agent or the Required Banks, the Guarantors shall forthwith pay to the Agent for the ratable account of each of the Banks the amount not so paid at the place and in the manner and with the effect specified in this Agreement. Each of the Guarantors hereby agrees: (i) that the obligation of such Guarantor under this
Section 9 is primary and may be enforced directly against such Guarantor independently of and without proceeding against Borrower or any other Obligor or Obligors or foreclosing any collateral pledged to the Agent or any of the Banks; (ii) that the Agent and/or the Banks in their sole and absolute discretion may extend the time of payment, change the interest rates and renew or change the manner, place, time and terms of payment of and make any other changes with respect to any or all of the Borrower's Obligations; (iii) that the Agent and/or the Banks may in their sole and absolute discretion sell, exchange, release, surrender and otherwise deal with all or any of the collateral pledged to the Agent or any of the Banks by Borrower, any other Obligor or any other person to secure any or all of the Borrower's Obligations; (iv) that the Agent and/or the Banks may in their sole and absolute discretion release and otherwise deal with any other Obligor or Obligors; and (v) that the Agent and/or the Banks may exercise or refrain from exercising any rights against Borrower or any other Obligor or Obligors and otherwise act or refrain from acting, and may settle or compromise any or all of the Borrower's Obligations with Borrower; all without notice to or consent of such Guarantor and without releasing such Guarantor from its obligations under this Section 9.

     (b) Notwithstanding the foregoing, the maximum liability of a Guarantor under this Section 9 as of any date of determination thereof shall in no event exceed such Guarantor's Maximum Guaranteed Amount (as defined below) as determined as of the date of the execution and delivery of this Agreement (unless a later date shall be deemed by a court of competent jurisdiction to be applicable to the determination of the solvency of such Guarantor for purposes of any applicable federal or state bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance or similar law governing debtors and the enforceability of debtors' obligations ("Applicable Insolvency Law"), in which event such other date shall apply), increased by any increase (but not decreased by any subsequent decrease) in such Guarantor's Maximum Guaranteed Amount, unless the inclusion of any such increase is contrary to any Applicable Insolvency Law. For purposes of this paragraph, "Maximum Guaranteed Amount" shall mean, with respect to each Guarantor, the greater of (i) the aggregate amount of the Borrower's Obligations to the extent the proceeds thereof are used to make a Valuable Transfer (as defined below) to such Guarantor and (ii) Ninety-Five Percent (95%) of the Adjusted Net Worth (as defined below) of such Guarantor, provided that in no event shall the amount specified in this clause (ii) be an amount that would result in such Guarantor having unreasonably small capital, as such term is used in any Applicable Insolvency Law. For purposes of this paragraph, a "Valuable Transfer" to a Guarantor shall mean the amount of (i) all loans, advances or capital contributions made to such Guarantor with proceeds of any of the Borrower's Obligations (and all loans, advances and/or capital contributions made by Borrower to such Guarantor shall be deemed to have been made directly or indirectly with the proceeds of the Borrower's Obligations unless such Guarantor can prove otherwise), (ii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor with proceeds of any of the Borrower's Obligations (and all debt securities and/or other obligations of such Guarantor acquired by Borrower from such Guarantor shall be deemed to have been acquired directly or indirectly with the proceeds of the Borrower's Obligations unless such Guarantor can prove otherwise), (iii) the fair market value of all property acquired with proceeds of any of the Borrower's Obligations and transferred, absolutely and not as collateral, to such Guarantor (and all property acquired by Borrower and transferred, absolutely and not as collateral, to such Guarantor shall be deemed to have been acquired directly or indirectly with the proceeds of the Borrower's Obligations unless such Guarantor can prove otherwise), (iv) all equity securities of such Guarantor acquired from such Guarantor with proceeds of any of the Borrower's Obligations (and all equity securities of such Guarantor acquired by Borrower from such Guarantor shall be deemed to have been acquired directly or indirectly with the proceeds of the Borrower's Obligations unless such Guarantor can prove otherwise), (v) the aggregate amount of all reimbursement obligations with respect to all Letters of Credit issued for the account of Borrower and for the benefit of or with respect to the obligations of such Guarantor and (vi) the value of any quantifiable economic benefits not included in clauses (i) through (v), above, but includable in accordance with Applicable Insolvency Law, accruing to such Guarantor as a result of any of the Guaranteed Indebtedness. For purposes of this paragraph, the "Adjusted Net Worth" of a Guarantor shall mean the excess of (i) the amount of the "present fair salable value" of the assets of such Guarantor as of the date of determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise", as of the date of determination, as such quoted terms are determined in accordance with Applicable Insolvency Law. In determining the Adjusted Net Worth of a Guarantor for purposes of calculating the Maximum Guaranteed Amount for such Guarantor, the liabilities of such Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall not include any amounts owed by such Guarantor under this Section 9 unless inclusion of such amounts is required by any Applicable Insolvency Law.

     9.02 Unconditional Obligation. The obligations of each of the Guarantors under this Section 9 shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Borrower's Obligations or of any of the obligations of any of the other Guarantors under this Section 9;

               (b) any change in the corporate existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or any of its Property or assets;

               (c) the existence of any claims or set-off or other rights which such Guarantor may have at any time against Borrower, the Agent, any of the Banks or any other Person, whether in connection herewith or any unrelated transactions;

               (d) any invalidity or unenforceability relating to or against Borrower for any reason of all or any provision of this Agreement or any of the other Transaction Documents, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of the principal of or interest on any Loan or any of the other Borrower's Obligations; or

               (e) any other act or omission to act or delay of any kind by Borrower, the Agent, any of the Banks or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Guarantor's obligations under this Section 9.

     9.03     Period in Force.  The obligations of each Guarantor under this
Section 9 shall remain in full force and effect until all of the Borrower's Obligations shall have been fully, finally and indefeasibly paid in cash, all of the Letters of Credit have expired or been terminated and this Agreement and the other Transaction Documents shall have terminated in accordance with their terms. If at any time any payment of the principal of or interest on any Loan made to Borrower or any of the other Borrower's Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each of the Guarantors under this Section 9 with respect to such payment shall be revived and continued in full force and effect as if such payment had not been made.

     9.04 Waiver. EACH OF THE GUARANTORS HEREBY WAIVES ACCEPTANCE HEREOF, PRESENTMENT, DEMAND, PROTEST AND ANY NOTICE NOT PROVIDED FOR HEREIN, AS WELL AS ANY REQUIREMENT THAT AT ANY TIME ANY ACTION BE TAKEN BY ANY PERSON AGAINST BORROWER OR ANY OTHER PERSON OR AGAINST ANY COLLATERAL OR OTHER SECURITY FOR ANY OF THE BORROWER'S OBLIGATIONS. None of the Guarantors shall have any right of subrogation, reimbursement, contribution or indemnity whatsoever with respect to Borrower or any other guarantor(s) of any or all of the Borrower's Obligations or any right of recourse to or with respect to any assets or property of Borrower or any other guarantor(s) of any or all of the Borrower's Obligations or to any collateral or other security for the payment of any of the Borrower's Obligations unless and until all of the Borrower's Obligations shall have been fully, finally and indefeasibly paid in cash, all of the Letters of Credit have expired or been terminated and this Agreement and the other Transaction Documents shall have been terminated.

     9.05 Effect of Stay. In the event that the demand for payment of any amount payable by Borrower under this Agreement or the other Transaction Documents is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or any of the other Transaction Documents shall nonetheless be payable by the Guarantors hereunder forthwith upon demand by the Agent or the Required Banks.

SECTION 10.  GENERAL.

     10.01 No Waiver. No failure or delay by the Agent or any of the Banks in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Banks to exercise any statutory or common law right of banker's lien or set-off.

     10.02 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to Borrower or any of the Guarantors (any such notice being expressly waived by Borrower and each of the Guarantors) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank(s) and any and all other indebtedness at any time owing by such Bank(s) to or for the credit or account of Borrower or any of the Guarantors against any and all indebtedness, liabilities and obligations of Borrower or the applicable Guarantor(s), as the case may be, to the Agent and the Banks under this Agreement and the other Transaction Documents irrespective of whether or not such Bank(s) shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each of the Banks agrees to promptly notify Borrower or the applicable Guarantor(s), as the case may be, after any such set-off and application made by such Bank(s), provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section
10.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any of the Banks to exercise any right of set-off or counterclaim it may have against Borrower or any of the Guarantors and to apply the amount subject to such exercise to the payment of indebtedness, liabilities or obligations of Borrower or the applicable Guarantor(s), as the case may be, unrelated to this Agreement or the other Transaction Documents.

     10.03 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent and each of the Banks upon demand (i) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of the Agent in connection with the preparation, documentation, negotiation and execution of this Agreement, the Notes, the Letter of Credit Applications and the other Transaction Documents,
(ii) all recording, filing and search fees and expenses incurred in connection with this Agreement and the other Transaction Documents, (iii) all out-of-pocket costs and expenses and all Attorneys' Fees of the Agent and each of the Banks in connection with the (A) the preparation, documentation, negotiation and execution of any amendment, modification, extension or renewal of this Agreement, the Notes, the Letter of Credit Applications and/or any of the other Transaction Documents, (B) the preparation of any waiver or consent hereunder or under any of the other Transaction Documents or (C) any Default or Event of Default or alleged Default or Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by the Agent and each of the Banks in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by the Agent or any of the Banks relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse the Agent and each of the Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Applications or any of the other Transaction Documents. All of the obligations of Borrower under this Section 10.03 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     10.04 Environmental Indemnity. Borrower hereby agrees to indemnify the Agent and each of the Banks and hold the Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Agent or any of the Banks for, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the Release from, properties utilized by Borrower and/or any Subsidiary in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 10.04 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     10.05 General Indemnity. In addition to the payment of expenses pursuant to Section 10.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold the Agent and each of the Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Banks, the agreement of any of the Banks to make the Loans hereunder, the agreement of Mercantile to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 10.05 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     10.06 Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent in good faith to have been sent or delivered by any person identifying himself as B.D. Hunter, Robert J. Marischen, Terry J. Heinz or Anthony J. Verkruyse (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent), regardless of whether such notice or instruction was in fact delivered by such person, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

     10.07 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) Domestic Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under Section 2 shall not be effective until actually received by the Agent.

     10.08 Consent to Jurisdiction; Waiver of Jury Trial. BORROWER AND EACH GUARANTOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER AND EACH GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER OR SUCH GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER AND EACH GUARANTOR FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY WAIVE ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER OR SUCH GUARANTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AND EACH GUARANTOR AUTHORIZE THE SERVICE OF PROCESS UPON BORROWER OR SUCH GUARANTOR BY REGISTERED MAIL SENT TO BORROWER OR SUCH GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION
10.07. BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND/OR ANY OR THE GUARANTORS AND THE AGENT AND/OR ANY OF THE BANKS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

     10.09 Governing Law. This Agreement, the Notes and the Letter of Credit Applications shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

     10.10 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Applications or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent; and if the rights or duties of Mercantile in its capacity as the issuer or the Letters of Credit are affected thereby, by Mercantile); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder (other than any fees relating to the Letters of Credit other than Letter of Credit Commitment Fees and Letter of Credit Negotiation Fees), (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the percentage of the Commitments or of the aggregate principal amount of Loans or Letters of Credit or the number of Banks which shall be required for the Banks or any of them to take any action or obligations under this Section or any other provision of this Agreement, (v) change the definition of "Required Banks", (vi) voluntarily release any of the Guarantors from their obligations under Section 9 of this Agreement, (vii) knowingly waive any of the conditions precedent to the initial Loan set forth in Section 4.01 or
(viii) amend this Section 10.10.

     10.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A", "B", "C", "D", "E", "F", "G", "H" and "I" refer to annexed Exhibits "A", "B", "C", "D", "E", "F", "G", "H" and "I" which are hereby incorporated herein by reference and all references herein to Schedules 3.02, 5.05, 5.08, 5.10, 5.12, 5.16, 5.17, 5.18 and 6.02(n) refer to annexed Schedules 3.02, 5.05, 5.08, 5.10,
5.12, 5.16, 5.17, 5.18 and 6.02(n) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     10.12 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower nor any of the Guarantors may assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of the Agent and each of the Banks.

          (b) Any Bank may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment, any or all of its Loans or its interest in any of the Letters of Credit. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i),
(ii) and (iii) of the proviso to Section 10.10 of this Agreement without the consent of the Participant. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16 and 2.17 of this
Agreement with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of Borrower and the Agent, which, in each case, shall not be unreasonably withheld or delayed; provided, however, that (i) if any Assignee is an affiliate of such transferor Bank or, immediately prior to such assignment, a Bank, no consent shall be required and (ii) if any Event of Default under this Agreement has occurred and is continuing no consent of Borrower to such assignment shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent, Mercantile and Borrower shall make appropriate arrangements so that, if required, new Note(s) and/or Letter of Credit Participation Certificate(s) are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.00.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from any of its obligations hereunder.

     10.13 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE GUARANTORS, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

     10.14 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.16 Resurrection of Borrower's Obligations. To the extent that any of the Banks receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower or any of the Guarantors and theretofore created and/or existing in favor of such Bank(s) or the Collateral Agent as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank(s) and applied on account of Borrower's Obligations.

     10.17 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

     10.18 No Novation. This Agreement and the other Transaction Documents are being amended and restated in their entirety for the convenience of the parties hereto. This Agreement and the other Transaction Documents merely amend, modify and restate the indebtedness, liabilities and obligations evidenced hereby and thereby and do not constitute or effect, and it is the express intent of the parties hereto that this Agreement and the other Transaction Documents do not constitute or effect, a novation of the existing indebtedness, liabilities and obligations incurred by the Borrower and the Guarantors pursuant to the Original Revolving Credit Agreement and the other "Transaction Documents" (as defined in the Original Revolving Credit Agreement). Such indebtedness, liabilities and obligations continue to remain outstanding and are amended and modified only to the extent this Agreement and the other Transaction Documents amend and modify the Original Revolving Credit Agreement and the other "Transaction Documents" (as defined in the Original Revolving Credit Agreement).

     IN WITNESS WHEREOF, Borrower, the Guarantors, the Agent and the Banks have executed this Amended and Restated Revolving Credit Agreement this 24th day of March, 1998.


HUNTCO INC.
By      /s/ Robert J. Marischen
Title:      Vice Chairman & CFO

14323 South Outer Forty Road
Suite 600 North
Town & Country, Missouri 63017
Attention: Vice Chairman and CFO
Telecopy number: (314) 878-4537


HUNTCO NEVADA, INC.
By      /s/ George A. Stoecklin
Title:      President

2437 East Cheyenne
North Las Vegas, Nevada 89030
Attention: President
Telecopy number:  (702) 642-0669


HUNTCO STEEL, INC.
By       /s/ Anthony J. Verkruyse
Title:       Vice President & Secretary

14323 South Outer Forty Road
Suite 600 North
Town & Country, Missouri 63017
Attention: Vice President
Telecopy number:  (314) 878-4537


MIDWEST PRODUCTS, INC.
By       /s/ Anthony J. Verkruyse
Title:       Vice President & Secretary
14323 South Outer Forty Road
Suite 600 North
Town & Country, Missouri 63017
Attention: Vice President
Telecopy number:  (314) 878-4537

HSI AVIATION, INC.
By      /s/ Robert J. Marischen
Title:      President
14323 South Outer Forty Road
Suite 600 North
Town & Country, Missouri 63017
Attention: President
Telecopy number:  (314) 878-4537


MERCANTILE BANK NATIONAL ASSOCIATION
721 Locust Street
St. Louis, Missouri  63101

HARRIS TRUST AND SAVINGS BANK
111 West Monroe - 2C
Chicago, Illinois 60690

THE FIRST NATIONAL BANK OF CHICAGO

BANK OF AMERICA NT&SA
231 South LaSalle
Chicago, Illinois 60697

SUNTRUST BANK, ATLANTA
25 Park Place, N.E., Mail Code 124
Atlanta, Georgia 30303

MERCANTILE BANK NATIONAL ASSOCIATION, as Agent
721 Locust Street
St. Louis, Missouri  63101